Use these links to rapidly review the document
TABLE OF CONTENTS

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.   )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12
Millennium Pharmaceuticals, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

Millennium Pharmaceuticals, Inc. 75 Sidney Street Cambridge, Massachusetts 02139 617.679.7000 www.millennium.com

March 19, 2003

To our stockholders:

I invite you to our 2003 annual meeting of stockholders. The meeting is on Wednesday, April 30, 2003 at 10:00 a.m., EDT, at the Hotel@MIT, 20 Sidney Street, Cambridge, Massachusetts 02139. For your convenience, we are also offering a webcast of the meeting. If you choose to listen to the webcast, go to www.millennium.com/investors shortly before the meeting time and follow the instructions. If you miss the meeting, you can listen to a replay of the webcast on that site until May 30, 2003. The annual meeting is a terrific opportunity to learn more about our business and operations. I hope you will join us or listen to the webcast.

On the pages after this letter you will find the notice of our 2003 annual meeting of stockholders, which lists the matters to be considered at the meeting, and the proxy statement, which describes the matters listed in the notice. We have also enclosed your proxy card and our annual report for the year ended December 31, 2002.

Your vote at this meeting is important. Whether or not you plan to attend the meeting, I hope you will vote as soon as possible. If you are a stockholder of record, you may vote over the Internet, by telephone, or by mailing the enclosed proxy card in the envelope provided. You will find voting instructions in the proxy statement and on the enclosed proxy card. If your shares are held in "street name" — that is, held for your account by a broker or other nominee — you will receive instructions from the holder of record that you must follow for your shares to be voted.

Thank you for your ongoing support and continued interest in Millennium.

Sincerely,

MARK J. LEVIN
 Chairperson, President and Chief Executive Officer

MILLENNIUM PHARMACEUTICALS, INC.
75 Sidney Street
Cambridge, Massachusetts 02139

NOTICE OF 2003 ANNUAL MEETING OF STOCKHOLDERS
Date		Wednesday, April 30, 2003
Time		10:00 a.m., EDT
Place		Hotel@MIT, 20 Sidney Street, Cambridge Massachusetts 02139
Webcast		www.millennium.com/investors
Proposals	1.	Elect four Class I directors, each for a term of three years;
	2.	Approve an amendment to our 1996 Employee Stock Purchase Plan that reserves an additional 3,000,000 shares of Millennium common stock for issuance under the plan to employees;
	3.	Approve our 2003 Employee Stock Purchase Plan for Employees of Non-U.S. Subsidiaries and Affiliated Entities; and
	4.	Consider any other business as may properly come before the meeting or any postponement or adjournment of the meeting.
Record Date		March 4, 2003

On behalf of Millennium's Board of Directors,

JOHN B. DOUGLAS III, Secretary

March 19, 2003

i

MILLENNIUM PHARMACEUTICALS, INC.
75 Sidney Street
Cambridge, Massachusetts 02139

PROXY STATEMENT—2003 ANNUAL MEETING OF STOCKHOLDERS

This proxy statement contains information about the 2003 annual meeting of stockholders of Millennium Pharmaceuticals, Inc., including any postponements or adjournments of the meeting. The meeting will be held at the Hotel@MIT, 20 Sidney Street, Cambridge, Massachusetts 02139, on Wednesday, April 30, 2003 at 10:00 a.m., EDT.

In this proxy statement, we refer to Millennium Pharmaceuticals, Inc. as "Millennium," "we" or "us."

We are sending you this proxy statement in connection with the solicitation of proxies by our Board of Directors.

Our Annual Report for the year ended December 31, 2002 was first mailed to stockholders, along with these proxy materials, on or about March 19, 2003.

Our Annual Report on Form 10-K for the year ended December 31, 2002 is available on the Internet at our website at www.millennium.com/investors or through the SEC's electronic data system called EDGAR at www.sec.gov. To request a printed copy of our Form 10-K, which we will provide to you without charge, either: write to Investor Relations, Millennium Pharmaceuticals, Inc., 75 Sidney Street, Cambridge, Massachusetts 02139, or e-mail Investor Relations at "info@mlnm.com."

VOTING PROCEDURES

YOUR VOTE IS IMPORTANT. PLEASE TAKE THE TIME TO VOTE AS SOON AS POSSIBLE:

  •
  OVER THE INTERNET,
  •
  BY TELEPHONE OR
  •
  BY MAIL

WHO CAN VOTE?	Each share of our common stock you own as of the close of business on March 4, 2003, the record date, entitles you to one vote on each matter to be voted upon at the meeting. On the record date, there were 292,328,603 shares of Millennium common stock issued, outstanding and entitled to vote.

HOW DO I VOTE?	If your shares are registered directly in your name, you may vote:
	•	Over the Internet. Go to the website of our tabulator, EquiServe, at www.eproxyvote.com/mlnm. Use the voter control number that is printed on the enclosed proxy card to access your account and vote your shares. You must specify how you want your shares voted or your Internet vote cannot be completed and you will receive an error message. Your shares will be voted according to your instructions.
	•	By Telephone. Call 1-877 PRX-VOTE (1-877-779-8683) toll-free from the U.S. and Canada, and follow the instructions on the enclosed proxy card. If you are located outside the U.S. and Canada, see your proxy card for additional instructions. You must specify how you want your shares voted and confirm your vote at the end of the call or your telephone vote cannot be completed. Your shares will be voted according to your instructions.
	•	By Mail. Complete and sign the enclosed proxy and mail it in the enclosed postage prepaid envelope to EquiServe. Your proxy will be voted according to your instructions. If you do not specify how you want your shares voted, they will be voted as recommended by our Board of Directors.

	•	In Person at the Meeting. If you attend the meeting, you may deliver your completed proxy card in person or you may vote by completing a ballot, which will be available at the meeting.
If your shares are held in "street name" (held for your account by a broker or other nominee) you may vote:
	•	Over the Internet or By Telephone. You will receive instructions from your broker or other nominee if you are permitted to vote over the Internet or by telephone.
	•	By Mail. You will receive instructions from your broker or other nominee explaining how to vote your shares.
	•	In Person at the Meeting. Contact the broker or other nominee who holds your shares to obtain a broker's proxy card and bring it with you to the meeting. You will not be able to vote at the meeting unless you have a proxy from your broker issued in your name giving you the right to vote the shares.

HOW CAN I CHANGE MY VOTE?	You may revoke your proxy and change your vote at any time before the meeting. To do this, you must do one of the following:
	•	Vote over the Internet or by telephone as instructed above. Only your latest Internet or telephone vote is counted.
	•	Sign a new proxy and submit it as instructed above.
	•	Attend the meeting and vote in person. Attending the meeting will not revoke your proxy unless you specifically request it.

WILL MY SHARES BE VOTED IF I DO NOT RETURN MY PROXY?	If your shares are registered directly in your name, your shares will not be voted if you do not vote over the Internet or by telephone or return your proxy.

If your shares are held in "street name," your brokerage firm, under certain circumstances, may vote your shares for you if you do not return your proxy. Brokerage firms have authority under New York Stock Exchange rules to vote customers' unvoted shares on some routine matters. If you do not give a proxy to your brokerage firm to vote your shares, your brokerage firm may either: vote your shares on routine matters, or leave your shares unvoted. Proposal 1, the election of directors, is considered a routine matter. Proposals 2 and 3 are not considered routine matters so your brokerage firm cannot vote your shares if you do not return your proxy. We encourage you to provide voting instructions to your brokerage firm by giving your proxy. This ensures your shares will be voted at the meeting according to your instructions. You should receive directions from your brokerage firm about how to submit your proxy to them at the time you receive this proxy statement.

HOW DO I VOTE MY 401(K) SHARES?	You may give voting instructions for the number of shares of Millennium stock equal to the interest in Millennium common stock credited to your 401(k) account as of the record date. To vote these shares, complete and return the proxy sent to you with this proxy statement by Fidelity Management Trust Company. The trustee will vote your shares in accordance with your instructions. If you do not send instructions, the trustee will not vote your shares.
You may revoke previously given voting instructions by filing with the trustee either a written revocation or a properly completed and signed proxy bearing a later date.

WHAT DOES IT MEAN IF I RECEIVE MORE THAN ONE PROXY CARD?	It means that you have more than one account, which may be at the transfer agent, with stockbrokers or at Fidelity in your Millennium 401(k) Plan account. Please vote over the Internet, by telephone or complete and return all proxies for each account to ensure that all of your shares are voted.

HOW MANY SHARES MUST BE PRESENT TO HOLD THE MEETING?	A majority of our outstanding shares of common stock as of the record date must be present at the meeting to hold the meeting and conduct business. This is called a quorum. Shares are counted as present at the meeting if the stockholder votes over the Internet, by telephone, completes and submits a proxy or is present in person at the meeting. Shares that are present that vote to abstain or do not vote on one or more of the matters to be voted upon are counted as present for establishing a quorum.
If a quorum is not present, we expect that the meeting will be adjourned until we obtain a quorum.

WHAT VOTE IS REQUIRED TO APPROVE EACH	Proposal 1 — Election of Directors
MATTER AND HOW ARE VOTES COUNTED?	The four nominees for director receiving the highest number of votes FOR election will be elected as directors. This is called a plurality. Abstentions are not counted for purposes of electing directors. If your shares are held by your broker in "street name," and if you do not vote your shares, your brokerage firm has authority under New York Stock Exchange rules to vote your unvoted shares held by the firm on proposal 1. You may vote FOR all of the nominees, WITHHOLD your vote from all of the nominees or WITHHOLD your vote from any one or more of the nominees. Votes that are withheld will not be included in the vote tally for the election of directors and will have no effect on the results of the vote.
Proposal 2 — Approve an amendment to Millennium's 1996 Employee Stock Purchase Plan
Proposal 3 — Approve the 2003 Employee Stock Purchase Plan for Employees of Non-U.S. Subsidiaries and Affiliated Entities

To approve proposal 2 and proposal 3, stockholders holding a majority of Millennium common stock present or represented by proxy at the meeting and voting on the matter must vote FOR each proposal. If your shares are held by your broker in "street name," and if you do not vote your shares, your brokerage firm does not have authority under New York Stock Exchange rules to vote your unvoted shares held by the firms on proposals 2 and 3 and there will be no effect on the vote because these "broker non-votes" are not considered present or represented at the meeting and voting on the matter. If you vote to ABSTAIN on proposal 2 or 3, your shares will not be voted in favor of that proposal, although your shares will be considered to have been voted on the matter. As a result, voting to ABSTAIN has the effect of voting AGAINST.

HOW DOES THE BOARD	Our Board of Directors recommends that you vote:
OF DIRECTORS	• FOR proposal 1 — elect our four nominees to the Board of Directors
RECOMMEND THAT I VOTE?	• FOR proposal 2 — approve an amendment to Millennium's 1996 Employee Stock Purchase Plan; and
• FOR proposal 3 — approve the 2003 Employee Stock Purchase Plan for Employees of Non-U.S. Subsidiaries and Affiliated Entities

ARE THERE OTHER MATTERS TO BE VOTED ON AT THE MEETING?	We do not know of any other matters that may come before the meeting other than the election of directors, the approval of an amendment to our 1996 Employee Stock Purchase Plan and the approval of our 2003 Employee Stock Purchase Plan for Employees of Non-U.S. Subsidiaries and Affiliated Entities. If any other matters are properly presented to the meeting, the persons named in the accompanying proxy intend to vote, or otherwise act, in accordance with their judgment.

WHERE DO I FIND THE VOTING RESULTS OF THE MEETING?	We will announce preliminary voting results at the meeting. We will publish final results in our quarterly report on Form 10-Q for the second quarter of 2003, which we are required to file with the Securities and Exchange Commission by August 14, 2003. To request a printed copy of the Form 10-Q write to Investor Relations, Millennium Pharmaceuticals, Inc., 75 Sidney Street, Cambridge, Massachusetts 02139, or e-mail Investor Relations at "info@mlnm.com." You will also be able to find a copy on the Internet through Millennium's website at www.millennium.com/investors or through the SEC's electronic data system called EDGAR at www.sec.gov.

WHAT ARE THE COSTS OF SOLICITING THESE PROXIES?	We will bear the costs of soliciting proxies. In addition to the mailing of these proxy materials, our directors, officers and employees may solicit proxies by telephone, e-mail and in person, without additional compensation. We also have hired Georgeson Shareholder Communications, Inc. to assist us in the distribution of proxy materials and the solicitation of proxies. We will pay Georgeson a fee of $11,000 plus customary out-of-pocket expenses for these services. Upon request, we will also reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for distributing proxy materials to stockholders.

HOW CAN I RECEIVE FUTURE PROXY STATEMENTS AND ANNUAL REPORTS OVER THE INTERNET INSTEAD OF RECEIVING PRINTED COPIES IN THE MAIL?	This proxy statement and our Annual Report on Form 10-K for the year ended December 31, 2002 are available on our Internet site at www.millennium.com/investors. Most stockholders can elect to view future proxy statements and annual reports over the Internet instead of receiving printed copies in the mail. If you are a stockholder of record, you can choose this option when you vote over the Internet and save us the cost of producing and mailing these documents. If you are a stockholder of record and choose to view future proxy statements and annual reports over the Internet, you will receive a proxy in the mail next year with instructions containing the Internet address to access those documents. If your shares are held through a broker or other nominee, you should check the information provided by them for instructions on how to elect to view future proxy statements and annual reports over the Internet.

PROPOSAL 1 — ELECTION OF DIRECTORS

The Board has nominated four people for election as Class I Directors. Each nominee currently serves as a Class I Director. The Board of Directors recommends a vote FOR the nominees named below.

Our Board of Directors is divided into three classes. One class is elected each year and members of each class hold office for three-year terms. The Board of Directors currently consists of twelve directors. Four are Class I Directors (with terms expiring at the 2003 Annual Meeting), four are Class II Directors (with terms expiring at the 2004 Annual Meeting) and four are Class III Directors (with terms expiring at the 2005 Annual Meeting).

The persons named in the enclosed proxy will vote to elect as Class I directors Ginger L. Graham, Vaughn M. Kailian, Edward D. Miller, Jr., and Norman C. Selby, the four nominees listed below, unless you indicate on the proxy that your vote should be withheld from any or all of these nominees. If they are elected, Ms. Graham, Mr. Kailian, Dr. Miller and Mr. Selby will hold office until the 2006 Annual Meeting of Stockholders and until their successors are duly elected and qualified. All of the nominees have indicated their willingness to serve, if elected, but if any of them should be unable or unwilling to serve, proxies may be voted for a substitute nominee designated by the Board of Directors, unless the Board chooses to reduce the number of directors serving on the Board.

There are no family relationships between or among any of our executive officers or directors.

Below are the names and certain information about each member of the Board of Directors, including the nominees for election as Class I directors.

NOMINEES FOR CLASS I DIRECTORS—TERMS TO EXPIRE IN 2006

GINGER L. GRAHAM	Principal occupation:
Age: 47 Director since February 2002	Advisor to the President and CEO, Guidant Corporation, a medical devices company (since April 2002)
Compensation and Talent	Prior business experience:
Committee	• Group Chairman, Office of the President for Guidant (2000 to April 2002)
• President of the Vascular Intervention Group for Guidant (1995 to 2000)
• President and Chief Executive Officer of Advanced Cardiovascular Systems for Guidant (1993 to 2000)
• Director of COR Therapeutics, Inc., a biotechnology company (February 2001 to February 2002)
Public company directorships:
Amylin Pharmaceuticals, Inc., a biotechnology company

VAUGHN M. KAILIAN	Principal occupation:
Age: 58	Millennium's Vice Chairperson (since February 2002)
Director since February 2002	Prior business experience:
• President, Chief Executive Officer and Director, COR Therapeutics, Inc., a biotechnology company (1990 to February 2002)
• Various U.S. and international general management, product development, marketing and sales positions with Marion Merrell Dow, Inc., a pharmaceutical company (1967 to 1990)
Public company directorships:
NicOx S.A., a biotechnology company

EDWARD D. MILLER, JR., M.D.	Principal occupation:
Age: 60 Director since October 2000 Audit Committee	Chief Executive Officer and Dean of The Johns Hopkins University School of Medicine, Vice President for Medicine, The Johns Hopkins University (since 1997)
Prior business experience:
• Professor and Chairman of the Department of Anesthesiology and Critical Care, The Johns Hopkins University (1994 to 1999)

NORMAN C. SELBY	Principal occupation:
Age: 50 Director since May 2000 Audit Committee (Chair)	President and Chief Executive Officer, TransForm Pharmaceuticals, Inc., a drug development company (since June 2001)
Compensation and Talent
Committee	Prior business experience:
Executive Committee	•	Head of Consumer Internet Business, Citigroup, a financial services company (June 1999 to July 2000)
	•	Executive Vice President of Citicorp (September 1997 to July 2000)
	•	Director and senior partner, McKinsey & Company, an international management consulting firm (1978 to 1997) and head of the firm's global pharmaceutical practice

CLASS II DIRECTORS—TERMS TO EXPIRE IN 2004

EUGENE CORDES, Ph.D.	Principal occupation:
Age: 66 Director since July 1995	Chairman of the Board, Concurrent Pharmaceuticals, Inc., a drug discovery company (since January 2002)
Audit Committee
Prior business experience:
	•	Professor of Pharmacy and Adjunct Professor of Chemistry, University of Michigan (1995 to 2001)
	•	Vice President of Sterling Winthrop, Inc., a pharmaceutical company, and President of Sterling's Pharmaceuticals Research Division (1988 to 1994)

RAJU S. KUCHERLAPATI, Ph.D.	Principal occupation:
Age: 60 Director since January 1993 Nominating and Board	Professor of Genetics, Harvard Medical School and Scientific Director, Harvard-Partners Center for Genetics and Genomics (since September 2001)
Governance Committee
(Chair)	Prior business experience:
	•	Professor and Chairman of the Department of Molecular Genetics, Albert Einstein College of Medicine (1989 to September 2001)
	•	A founder of Millennium
Public company directorships:
Abgenix, Inc., a biotechnology company Valentis, Inc., a biotechnology company

ERIC S. LANDER, Ph.D.	Principal occupation:
Age: 46 Director since January 1993 Nominating and Board	Director, Whitehead/MIT Center for Genome Research (since 1993) and a member of the Whitehead Institute for Biomedical Research (since 1989)
Governance Committee
Professor and Associate Professor, Department of Biology, Massachusetts Institute of Technology (since 1989)
Prior business experience:
	•	A founder of Millennium

CHARLES J. HOMCY, M.D.	Principal occupation:
Age: 54 Director since December 2002	Millennium's Senior R&D Advisor (since January 2003)
Clinical Professor of Medicine, University of California, San Francisco, San Francisco Medical School (since 1997)
Attending physician at the San Francisco VA Hospital (since 1997)
Prior business experience:
	•	Millennium's President of Research and Development (February 2002 to December 2002)
	•	Executive Vice President, Research and Development (1995 to February 2002) and Director (1998 to February 2002), COR Therapeutics, Inc., a biotechnology company
	•	President of the Medical Research Division, American Cyanamid Company-Lederle Laboratories, a pharmaceutical company (now a division of Wyeth-Ayerst Laboratories) (1994 to March 1995)
	•	Executive Director of the Cardiovascular and Central Nervous System Research Section, Lederle Laboratories, a pharmaceutical company (1990 to 1994)

CLASS III DIRECTORS—TERMS TO EXPIRE IN 2005

MARK J. LEVIN	Principal occupation:
Age: 52 Director since January 1993 Executive Committee	Millennium's Chairperson of the Board of Directors (since March 1996), President (since 1993) and Chief Executive Officer (since November 1994)
Prior business experience:
	•	Partner, Mayfield, a venture capital firm, and co-director of its Life Science Group (1987 to 1994)
	•	While at Mayfield, founding chief executive officer of several biotechnology and biomedical companies, including Cell Genesys Inc., Stem Cells, Inc., Tularik Inc., Focal, Inc. and Millennium

SHAUN R. COUGHLIN, M.D., Ph.D.	Principal occupation:
Age: 48 Director since February 2002	Professor of Medicine (since 1996), Professor of Molecular and Cellular Pharmacology (since 1997) and Director of the UCSF Cardiovascular Research Institute (since 1997), University of California, San Francisco
Prior business experience:
• Director of COR Therapeutics, Inc., a biotechnology company (1994 to February 2002)

A. GRANT HEIDRICH, III	Principal occupation:
Age: 50 Director since January 1993	Venture Partner, Mayfield, a venture capital firm (since 2000)
Lead Outside Director	Prior business experience:
Compensation and Talent Committee	• General Partner, Mayfield (1983 to 2000)
(Chair)
Nominating and Board Governance	Public company directorships:
Committee Executive Committee	Chairman of the Board, Tularik, Inc., a biotechnology company

KENNETH E. WEG	Principal occupation:
Age: 64 Director since March 2001 Audit Committee	Chairman, Clearview Projects, Inc., a company engaged in partnering and deal transaction services to biopharmaceutical companies and academic institutions (since February 2001)
Compensation and Talent Committee
Prior business experience:
• Vice Chairman (1999 to 2001), member of the Office of Chairman (1998 to 2001), Executive Vice President (1995 to 2001), President of the Worldwide Medicines Group (1997 to 1998), President of the Pharmaceutical Group (1993 to 1996) and President of Pharmaceutical Operations (1991 to 1993) for Bristol-Myers Squibb Company, a pharmaceutical company

OWNERSHIP OF OUR COMMON STOCK

Ownership By Management

On March 4, 2003 Millennium had 292,328,603 shares of common stock issued and outstanding. This table shows certain information about the beneficial ownership of Millennium common stock, as of that date, by:

  •
  each of our current directors;
  •
  each nominee for director;
  •
  our Chief Executive Officer;
  •
  each of our four other most highly compensated executive officers and one former executive officer; and
  •
  all of our current directors and executive officers as a group.

According to SEC rules, we have included in the column "Number of Issued Shares" all shares over which the person has sole or shared voting or investment power, and we have included in the column "Number of Shares Issuable" all shares that the person has the right to acquire within 60 days after March 4, 2003 through the exercise of any stock option or other right.

Unless otherwise indicated, each person has the sole power (or shares the power with a spouse) to invest and vote the shares listed opposite the person's name. Where applicable, ownership is subject to community property laws. Our inclusion of shares in this table as beneficially owned is not an admission of beneficial ownership of those shares by the person listed in the table.

Name(1)	Number of Issued Shares(1)	Number of Shares Issuable(2)	Total	Percent

Mark J. Levin	3,042,310	1,732,555	4,774,865	1.6%
Vaughn M. Kailian	352,083	881,301	1,233,384	*
Eugene Cordes, Ph.D.	57,580	84,583	142,163	*
Shaun R. Coughlin, Ph.D.	32,752	61,113	93,865	*
Ginger L. Graham	5,000	23,266	28,266	*
A. Grant Heidrich, III	224,564	133,727	358,291	*
Charles J. Homcy, M.D.	111,641	528,366	640,007	*
Raju S. Kucherlapati, Ph.D. (3).	687,858	457,670	1,145,528	*
Eric S. Lander, Ph.D. (4)	10,000	149,205	159,205	*
Edward D. Miller, Jr. M.D.	10,000	23,439	33,439	*
Norman C. Selby	7,000	49,752	56,752	*
Kenneth E. Weg	10,000	18,438	28,438	*
John B. Douglas III (5)	16,653	394,477	411,130	*
Kevin P. Starr (6)	28,444	109,677	138,121	*
Robert I. Tepper (7)	42,496	636,969	679,465	*
All directors and executive officers as a group (16 persons)	4,955,003	5,337,398	10,292,401	3.5%

*
Less than one percent.

(1)
Includes shares contributed by Millennium to the 401(k) plan for the benefit of the named executive officer as of December 31, 2002 as follows: Mr. Levin, 3,086 shares; Mr. Kailian, 39 shares; Dr. Homcy, 33 shares; Mr. Douglas, 711 shares; Mr. Starr, 1,256 shares; Dr. Tepper, 2,529 shares and all directors and executive officers as a group, 9,450 shares.

(2)
Shares that can be acquired through stock option exercises through May 3, 2003.

(3)
Includes 400 shares held by a custodian under the Uniform Gifts to Minors Act for Dr. Kucherlapati's son. Dr. Kucherlapati disclaims beneficial ownership of these shares.

(4)
Includes 10,000 shares held by the Lander Family Charitable Trust. Dr. Lander disclaims beneficial ownership of these shares.

(5)
Includes 800 shares held by a custodian under the Uniform Transfer to Minors Act for each of Mr. Douglas' three children. Mr. Douglas disclaims beneficial ownership of these shares.

(6)
The number of shares listed in the column "Number of Issued Shares" for Mr. Starr is as of December 17, 2002, the date he ceased to be a Millennium executive officer except for 1,256 shares, the number of shares contributed by Millennium to the 401(k) plan for his benefit as of December 31, 2002. The number of shares listed in the column, "Number of Shares Issuable" are shares exercisable on March 4, 2003 under his stock options.

(7)
Includes 333 shares held by a custodian under the Uniform Gifts to Minors Act for each of Dr. Tepper's two sons and 5,416 shares held by The Tepper Family Irrevocable Trust 2002. Dr. Tepper disclaims beneficial ownership of these shares.

Section 16(a) Beneficial Ownership Reporting Compliance

Based upon a review of our records, we believe that in 2002 our directors and executive officers filed on a timely basis all reports of holdings and transactions in Millennium common stock required to be filed with the SEC pursuant to Section 16(a) of the Securities Exchange Act of 1934.

Ownership By Principal Stockholders

This table shows certain information, based on filings with the Securities and Exchange Commission, about the beneficial ownership of Millennium common stock as of the dates indicated below by each person owning beneficially more than 5% of Millennium common stock.

Name and Address	Number of Shares	Percent

Bayer AG and Agfa Holding GmbH D51368 Leverkusen Federal Republic of Germany	19,830,640(1)	6.8%
AXA Financial, Inc. (and related entities) 1290 Avenue of the Americas New York, New York 10104	16,317,146(2)	5.6%
Abbott Laboratories 100 Abbott Park Road Abbott Park, Illinois 60064	15,507,914(3)	5.3%

(1)
According to an amendment to Schedule 13D filed with the Securities and Exchange Commission on July 6, 2000, Bayer AG and Agfa Holding GmbH, a wholly owned subsidiary of Bayer AG, hold these shares. Bayer reported having sole voting power and sole dispositive power for 1,038,960 shares and shared voting power and shared dispositive power for 18,791,680 shares. Agfa Holding reported having shared voting power and shared dispositive power for 18,791,680 shares.

(2)
According to a Schedule 13G filed jointly with the Securities and Exchange Commission on February 12, 2003 by AXA Assurances I.A.R.D. Mutuelle; AXA Assurances Vie Mutuelle; AXA Conseil Vie Assurance Mutuelle; AXA Courtage Assurance Mutuelle, as a group, AXA and AXA Financial, Inc. hold these shares. AXA Assurances I.A.R.D. Mutuelle; AXA Assurances Vie Mutuelle; AXA Conseil Vie Assurance Mutuelle; AXA Courtage Assurance Mutuelle and AXA report having sole voting power for 8,568,306 shares, shared voting power for 7,268,485 shares and sole dispositive power for 16,317,146 shares. AXA and AXA Financial, Inc. report having sole voting power for 8,566,551 shares, shared voting power for 7,268,485 shares and sole dispositive power for 16,315,791 shares.

(3)
According to a Schedule 13D filed with the Securities and Exchange Commission on March 12, 2003, Abbott Laboratories holds these shares. Abbott reported having sole voting power and sole dispositive power for 15,507,914 shares.

OUR CORPORATE GOVERNANCE

Our Commitment to Good Corporate Governance

We believe that good corporate governance and an environment of the highest ethical standards are important for Millennium to achieve business success and to create value for its stockholders. Our Board of Directors is committed to high governance standards and to continually work to improve them. During the past year we have reviewed our corporate governance practices in view of the Sarbanes-Oxley Act of 2002, new final and proposed rules of the Securities and Exchange Commission and proposed Nasdaq listing rules. We have also compared our governance practices against those identified as best practices by various authorities and other public companies. As a result, we have implemented several new procedures and strengthened several existing procedures.

Role of Our Board of Directors

Our Board of Directors currently consists of twelve members. The Board monitors overall corporate performance and the integrity of Millennium's financial controls and legal compliance procedures. It elects senior management and oversees succession planning and senior management's performance and compensation. The Board oversees Millennium's long and short term strategic and business planning, and conducts a year-long process which culminates in Board review and approval each year of a business plan, a capital expenditures budget and other key financial and business objectives.

Members of the Board keep informed about Millennium's business through discussions with the Chairperson and other members of Millennium's senior management team, by reviewing materials provided to them on a regular basis and in preparation for Board and Committee meetings and by participating in meetings of the Board and its committees. We regularly review key portions of the business with the Board. We introduce our executives to the Board so that the Board can become familiar with Millennium's key talent. We have a new Board member orientation process which introduces the new member to Millennium's business through a series of meetings with management, tours of facilities, and written materials about Millennium and the biopharmaceutical business. We also conduct Board education sessions on topics such as corporate finance.

In 2002, the Board of Directors met six times. During 2002, each director attended at least 75% of the total number of meetings of the Board of Directors and all committees of the Board on which the director served.

Performance of Our Board

We consider it important to continually evaluate and improve the effectiveness of the Board, its committees and its individual members. We do this in various ways. At the beginning of each year, the

Board adopts goals that it considers important for the Board to achieve during that year, monitors progress towards those goals throughout the year and conducts a review to assess whether it has successfully achieved those goals and how well the Board has performed in providing oversight and adding value to Millennium. Beginning in 2003, each of the Board's standing committees will also adopt yearly goals and conduct annual self-evaluations. The Nominating and Board Governance Committee, working with the lead outside director, also periodically assesses the Board's performance, and the performance of individual members, and reports its conclusions to the full Board. Each Board member annually completes a self-evaluation of his or her contributions. Also, after each Board meeting, each Board member assesses the effectiveness of the materials presented and conduct of the meeting and offers suggestions for improvement where needed.

Business Ethics and Compliance

During 2003, our Audit Committee and the Board of Directors will be involved in development of a company-wide ethics awareness program and an enhanced compliance program. By year end, we will post a newly revised Code of Business Conduct on our website.

Independence of Non-Employee Directors

Good corporate governance requires that a majority of the Board consist of members who are independent. There are different measures of director independence—independence under Nasdaq rules, under Section 16 of the Securities Exchange Act of 1934 and under Section 162(m) of the Internal Revenue Code of 1986. Our Nominating and Board Governance committee has recently reviewed information about each of our non-employee directors and determined that we do have a majority of independent directors on our Board.

Lead Outside Director

Since 2000, the Board has designated a lead outside director who oversees an annual process of Board and director evaluation, including providing appropriate feedback to the Board. He provides assistance to the Chairperson and Corporate Secretary in planning Board agendas, acts as the leader of the non-employee directors, acts as Chairperson of the non-employee directors in meetings of the non-employee directors, and acts as Chairperson of the Board in the absence of the Chairperson or Vice Chairperson or a vacancy in the position of Chairperson or Vice Chairperson. Mr. Heidrich is currently serving as our lead outside director.

Committees of the Board

The Board currently has four standing committees: an Audit Committee, a Compensation and Talent Committee, a Nominating and Board Governance Committee and an Executive Committee. You may find copies of the charters of the Audit Committee, the Compensation and Talent Committee and the

Nominating and Board Governance Committee on our website at www.millennium.com/investors. The Board also appoints from time to time ad hoc committees to address specific matters.

AUDIT COMMITTEE
Members	Responsibilities	Meetings in 2002

Norman C. Selby, Chair* Eugene Cordes Edward D. Miller, Jr. Kenneth E. Weg	The Audit Committee consists entirely of independent directors. Its primary functions are to assist the Board in monitoring the integrity of our financial statements, our systems of internal control, and the appointment, independence and performance of our independent auditors. The Committee is responsible for pre-approving any engagements of our independent auditors for non-audit services.	2

* The Board of Directors has determined that Norman C. Selby qualifies as an audit committee financial expert, who is independent from management, as that term is defined by new rules issued in January 2003 by the Securities and Exchange Commission.
The Committee also reviews our risk management practices, strategic tax planning, preparation of quarterly and annual financial reports and our ethics and compliance processes.

	At each Audit Committee meeting, the Committee members meet with Millennium's independent auditors without management present. In addition to regular Committee meetings, representatives of management, the independent auditors and the Chairman of the Audit Committee (with other Audit Committee members also invited to participate) meet once each quarter to review the financial statements prior to the public release of earnings.

	You may find a more detailed description of the functions of the Audit Committee in the Audit Committee Charter included as Appendix A to this proxy statement. Please see also the Audit Committee Report at page 27 below.

COMPENSATION AND TALENT COMMITTEE
Members	Responsibilities	Meetings in 2002

A. Grant Heidrich, III, Chair Ginger L. Graham Norman C. Selby Kenneth E. Weg	The Compensation and Talent Committee consists entirely of independent directors. Its primary responsibilities are to oversee compensation and employee benefit matters and management performance.	4
	The Committee is also involved in senior personnel evaluation and the development of key talent and management succession planning.

You may find a more detailed description of the functions of the Compensation and Talent Committee in its charter which is posted on our website at www.millennium.com/investors.
Please see also the Compensation and Talent Committee Report on Executive Compensation at page 23 below.

NOMINATING AND BOARD GOVERNANCE COMMITTEE
Members	Responsibilities	Meetings in 2002

Raju S. Kucherlapati, Chair A. Grant Heidrich, III Eric S. Lander	The Nominating and Board Governance Committee is responsible for Board governance issues. The Committee also recommends individuals to serve as directors and will consider nominees recommended by stockholders.	2
You may find a more detailed description of the functions of the Nominating and Board Governance Committee in its charter which is posted on our website at www.millennium.com/investors.

EXECUTIVE COMMITTEE
Members	Responsibilities	Meetings in 2002

Mark J. Levin A. Grant Heidrich, III Norman C. Selby	The Executive Committee may exercise, when the Board of Directors is not in session, all powers of the Board of Directors in the management of Millennium's business and affairs to the extent permitted by law, our By-laws and as specifically granted by the Board of Directors. The Executive Committee did not meet in 2002 but did take action through several written consents of all of the members of the Committee.	None

Compensation Committee Interlocks and Insider Participation

The current members of the Compensation and Talent Committee are Mr. Heidrich, Ms. Graham, Mr. Selby and Mr. Weg. No member of the Compensation and Talent Committee was at any time during 2002, or formerly, an officer or employee of Millennium or any subsidiary of Millennium. No executive officer of Millennium has served as a director or member of the compensation committee (or other committee serving an equivalent function) of any other entity while an executive officer of that other entity served as a director of or member of Millennium's Compensation and Talent Committee.

Indemnification of Officers and Directors

We indemnify our directors and officers to the fullest extent permitted by law for their acts and omissions in their capacity as a director or officer of Millennium, so that they will serve free from undue concerns for liability for actions taken on behalf of Millennium. This indemnification is required under our corporate charter.

DIRECTOR COMPENSATION

We do not pay directors who are also Millennium employees any additional compensation for their service as a director. We do pay our non-employee directors for their service as a director.

During 2002, the Nominating and Board Governance Committee reviewed the compensation we pay to our non-employee directors. The Committee compared our Board compensation to compensation paid to non-employee directors by similarly sized public companies in similar businesses. The Committee also considered the responsibilities we ask our Board members to assume and the amount of time required to perform those responsibilities. The Committee determined, and the Board approved, an increase in compensation for our non-employee directors beginning January 1, 2003. Below we show the rate of compensation paid to our non-employee directors in 2002 and the rate approved for 2003.

Cash compensation

Each director who is not an employee of Millennium receives:

Fees	2002 rate	2003 rate	For each

Annual retainer:	$15,000	$25,000
Attendance:	$1,500	$2,000	Board meeting
	$750	$1,000	Board meeting by conference telephone
	$750	$1,000	Board committee meeting attended in person (in 2002 not paid if meeting was held along with a Board meeting)
	$0	$750	Board committee meeting by conference telephone

Millennium also reimburses non-employee directors for reasonable travel and out-of-pocket expenses in connection with their service as directors.

Stock compensation

Directors also participate in Millennium's 2000 Stock Incentive Plan. The Board increased the number of shares to be granted to the directors beginning in 2003. Under the option program for directors adopted by the Board, our non-employee directors receive stock option grants as follows:

	2002 shares	2003 shares	Granted in three installments on	Vesting Schedule

Initial Option Grant:	30,000	35,000	the date the director is first elected, one month later and two months later	vest on a monthly basis beginning one month from the date of election and become fully vested on the fourth anniversary of the date of election
Annual Option Grant:	7,500	15,000	May 1st, June 1st and July 1st of each year, prorated for service on the Board of less than one year	vest on a monthly basis beginning as of June 1st in the year granted and become fully vested on May 1st of the fourth year after the grant date
Committee Chair:	500	500	the dates of the annual option grant	same as annual grant
Lead Outside Director:	1,500	1,500	the dates of the annual option grant	same as annual grant

Each option terminates on the earlier of

  •
  ten years after the date of grant or
  •
  the date 90 days after the option holder ceases to serve as a director (or one year in the case of disability and three years in the event of death).

Under the 2000 Plan, an option becomes fully vested in the event of the death of the director. The exercise price of options granted under the 2000 Plan is equal to the closing price of Millennium common stock as quoted on the Nasdaq National Market on the date of grant.

Compensation Paid to Non-Employee Directors for 2002

This table shows the compensation paid to our non-employee directors for their Board service in 2002.

		Number of shares underlying options granted
			Option exercise price per share
	Cash compensation
Name				Option grant date

Eugene Cordes	$23,250	2,500 2,500 2,500	$19.76 $15.09 $11.00	5/1/02 6/1/02 7/1/02
Shaun R. Coughlin	$21,458	2,500 2,500 2,500	$19.76 $15.09 $11.00	5/1/02 6/1/02 7/1/02

		Number of shares underlying options granted
			Option exercise price per share
	Cash compensation
Name				Option grant date

Ginger L. Graham	$21,458	2,500 2,500 2,500	$19.76 $15.09 $11.00	5/1/02 6/1/02 7/1/02
A. Grant Heidrich, III	$23,250	3,167 3,167 3,166	$19.76 $15.09 $11.00	5/1/02 6/1/02 7/1/02
Raju S. Kucherlapati	$23,250	2,667 2,667 2,666	$19.76 $15.09 $11.00	5/1/02 6/1/02 7/1/02
Eric S. Lander	$24,750	2,500 2,500 2,500	$19.76 $15.09 $11.00	5/1/02 6/1/02 7/1/02
Edward D. Miller, Jr.	$21,750	2,500 2,500 2,500	$19.76 $15.09 $11.00	5/1/02 6/1/02 7/1/02
Norman C. Selby	$23,250	2,667 2,667 2,666	$19.76 $15.09 $11.00	5/1/02 6/1/02 7/1/02
Kenneth E. Weg	$23,250	2,500 2,500 2,500	$19.76 $15.09 $11.00	5/1/02 6/1/02 7/1/02

COMPENSATION OF EXECUTIVE OFFICERS

Summary Compensation

This table shows certain information about the compensation we pay our Chief Executive Officer, each of our four other most highly compensated executive officers and one former executive officer.

Summary Compensation Table

		ANNUAL COMPENSATION				LONG-TERM COMPENSATION AWARDS
				OTHER ANNUAL COMPENSATION ($)		SECURITIES UNDERLYING OPTIONS GRANTED (#)	ALL OTHER COMPENSATION ($)(1)
NAME AND PRINCIPAL POSITION	YEAR	SALARY ($)	BONUS ($)

Mark J. Levin Chairperson, President and Chief Executive Officer	2002 2001 2000	482,001 405,997 400,575	— 365,765 —	— — —		387,500 375,000 400,000	11,356 9,368 7,281
Vaughn M. Kailian(2) Vice Chairperson	2002 2001 2000	428,846 — —	245,000 — —	134,374 — —	(3)	275,000 — —	3,763 — —
Robert I. Tepper President, Research and Development	2002 2001 2000	369,790 327,813 300,490	131,076 229,688 —	— — —		158,334 210,000 96,000	9,580 8,060 4,161
Charles J. Homcy(2) Senior R&D Advisor Former President of Research and Development	2002 2001 2000	362,349 — —	154,700 — —	45,059 — —	(3)	212,500 — —	2,401 — —
John B. Douglas III Senior Vice President, General Counsel and Secretary	2002 2001 2000	316,487 307,339 300,000	50,128 139,050 25,000	— — —		70,800 90,000 81,000	9,549 8,028 6,090
Kevin P. Starr Former Chief Operating Officer and Chief Financial Officer	2002 2001 2000	394,231 328,557 285,577	— 275,626 —	— — —		162,500 207,200 228,000	9,220 7,642 5,021

(1)
All Other Compensation includes:

	Term life insurance premiums paid by Millennium			Dollar value of Millennium common stock contributed by Millennium to the executive's account under 401(k) Plan			Other
Name	2002	2001	2000	2002	2001	2000	2002	2001	2000

Mark J. Levin	$1,656	$1,656	$1,656	$9,000	$7,012	$5,100	$700	$700	$525
Vaughn M. Kailian	$2,620	—	—	$1,143	—	—	—	—	—
Robert I. Tepper	$1,080	$1,048	$991	$8,500	$7,012	$3,170	—	—	—
Charles J. Homcy	$1,401	—	—	$1,000	—	—	—	—	—
John B. Douglas III	$1,049	$1,016	$990	$8,500	$7,012	$5,100	—	—	—
Kevin P. Starr	$720	$630	$574	$8,500	$7,012	$4,447	—	—	—

(2)
Mr. Kailian and Dr. Homcy joined Millennium on February 12, 2002.

(3)
In 2002, Millennium provided apartments for Mr. Kailian and Dr. Homcy to use when they were in the Boston area. Millennium paid Mr. Kailian $134,374 and Dr. Homcy $45,059 in 2002 for housing and utilities expenses and the related tax liability.

Option Grants in 2002

This table shows all options to purchase our common stock granted in 2002 by us to our Chief Executive Officer, each of our four other most highly compensated executive officers and one former executive officer.

Option Grants in 2002

			PERCENT OF TOTAL OPTIONS GRANTED TO EMPLOYEES IN 2002(1)
	NUMBER OF SHARES UNDERLYING OPTIONS GRANTED (#)						POTENTIAL REALIZABLE VALUE AT ASSUMED ANNUAL RATES OF STOCK PRICE APPRECIATION FOR OPTION TERM (2)
				EXERCISE OR BASE PRICE ($/sh)
						EXPIRATION DATE
NAME							5%($)	10%($)

Mark J. Levin	100,000 100,000 100,000 29,167 29,167 29,166	(3) (4) (5) (6) (7) (8)	3.3%	$ $ $ $ $ $	19.49 22.04 18.42 7.99 8.27 9.35	2/27/2012 3/27/2012 4/26/2012 10/17/2012 11/15/2012 12/17/2012	1,225,716 1,386,084 1,158,424 146,560 151,696 171,501	3,106,204 3,512,608 2,935,674 371,413 384,428 434,617
Vaughn M. Kailian	66,667 66,667 66,666 25,000 25,000 25,000	(3) (4) (5) (6) (7) (8)	2.3%	$ $ $ $ $ $	19.49 22.04 18.42 7.99 8.27 9.35	2/27/2012 3/27/2012 4/26/2012 10/17/2012 11/15/2012 12/17/2012	817,148 924,060 772,275 125,622 130,024 147,004	2,070,813 2,341,751 1,957,096 318,350 329,506 372,537
Robert I. Tepper	25,000 25,000 25,000 16,667 16,667 16,666 33,334	(3) (4) (5) (6) (7) (8) (3)	1.3%	$ $ $ $ $ $ $	19.49 22.04 18.42 7.99 8.27 9.35 9.35	2/27/2012 3/27/2012 4/26/2012 10/17/2012 11/15/2012 12/17/2012 12/17/2012	306,429 346,521 289,606 83,749 86,684 97,999 196,009	776,551 878,152 733,918 212,238 219,675 248,348 496,726
Charles J. Homcy	50,000 50,000 50,000 20,834 20,833 20,833	(3) (4) (5) (6) (7) (8)	1.8%	$ $ $ $ $ $	19.49 22.04 18.42 7.99 8.27 9.35	2/27/2012 3/27/2012 4/26/2012 10/17/2012 11/15/2012 12/17/2012	612,858 693,042 579,212 104,688 108,352 122,501	1,553,102 1,756,304 1,467,837 265,300 274,584 310,443
John B. Douglas III	11,100 11,100 11,100 12,500 12,500 12,500	(3) (4) (5) (6) (7) (8)	..59%	$ $ $ $ $ $	19.49 22.04 18.42 7.99 8.27 9.35	2/27/2012 3/27/2012 4/26/2012 10/17/2012 11/15/2012 12/17/2012	136,054 153,855 128,585 62,811 65,012 73,502	344,789 389,900 325,860 159,175 164,753 186,269
Kevin P. Starr	16,667 16,667 16,667 16,666 16,667 16,666 20,834 20,833 20,833	(3) (4) (3) (5) (4) (5) (6) (7) (8)	1.4%	$ $ $ $ $ $ $ $ $	20.40 20.45 19.49 25.28 22.04 18.42 7.99 8.27 9.35	1/18/2012 2/18/2012 2/27/2012 3/18/2012 3/27/2012 4/26/2012 10/17/2012 11/15/2012 12/17/2012	213,828 214,353 204,290 264,964 231,019 193,063 104,688 108,352 122,501	541,883 543,211 517,711 671,470 585,446 489,259 265,300 274,584 310,443

(1)
The percent is calculated by dividing the total number of shares underlying options granted to the executive officer in 2002 by the total number of shares underlying options granted to all employees in 2002.

(2)
Amounts represent hypothetical gains that could be achieved for the respective options if exercised at the end of the option term. These gains are based on assumed rates of stock price appreciation of 5% and 10% compounded annually from the date the respective options were granted to their expiration date, net of the applicable option exercise price. This table does not take into account any appreciation or depreciation in the price of the common stock to date. Actual gains, if any, on stock option exercises will depend on the future performance of the common stock and the date on which the options are exercised.

(3)
1/48th of the total number of shares subject to the option are exercisable one month after the date of grant and an additional 1/48th of the total number of shares subject to the option become exercisable monthly thereafter until all of the shares are exercisable.

(4)
1/48th of the total number of shares subject to the option are exercisable on the date of grant and an additional 1/48th of the total number of shares subject to the option become exercisable monthly thereafter until all of the shares are exercisable.

(5)
2/48ths of the total number of shares subject to the option are exercisable on the date of grant and an additional 1/48th of the total number of shares subject to the option become exercisable monthly thereafter until all of the shares are exercisable.

(6)
1/53rd of the total number of shares subject to the option are exercisable one month after the date of grant and an additional 1/53rd of the total number of shares subject to the option become exercisable monthly thereafter until all of the shares are exercisable.

(7)
1/53rd of the total number of shares subject to the option are exercisable on the date of grant and an additional 1/53rd of the total number of shares subject to the option become exercisable monthly thereafter until all of the shares are exercisable.

(8)
2/53rds of the total number of shares subject to the option are exercisable on the date of grant and an additional 1/53rd of the total number of shares subject to the option become exercisable monthly thereafter until all of the shares are exercisable.

Aggregated Option Exercises and Fiscal Year-End Option Values

This table shows information about stock options exercised in 2002 and stock options held as of December 31, 2002 by our Chief Executive Officer, each of our four other most highly compensated executive officers and one former executive officer.

Aggregated Option Exercises in 2002 and 2002 Year-End Option Values

			NUMBER OF SHARES UNDERLYING UNEXERCISED OPTIONS HELD AT 12/31/02 (#)		VALUE OF UNEXERCISED IN-THE-MONEY OPTIONS AT 12/31/02 ($)
	SHARES ACQUIRED ON EXERCISE (#)
		VALUE REALIZED ($)
NAME			EXERCISABLE	UNEXERCISABLE	EXERCISABLE	UNEXERCISABLE(1)

Mark J. Levin	—	—	1,607,739	690,761	$2,838,675	$7,738
Vaughn M. Kailian	—	—	1,052,526	452,646	$2,031,794	0
Robert I. Tepper	—	—	579,045	311,701	$1,025,947	$3,070
Charles J. Homcy	—	—	444,030	300,658	$708,418	$33,849
John B. Douglas III	—	—	330,375	184,847	0	0
Kevin P. Starr	—	—	445,630	352,690	$335,030	$14,880

(1)
Value of unexercised in-the-money options to purchase shares of Millennium common stock is based on the closing sales price of Millennium's common stock on December 31, 2002 ($7.94), the last trading day of Millennium's 2002 fiscal year, less the applicable option exercise price.

Employment Agreements and Change in Control Arrangements

Millennium has employment agreements with Dr. Tepper and Mr. Douglas. Each executive's employment with Millennium is at-will and may be terminated by Millennium at any time with or without cause. If the executive's employment is terminated without Justifiable Cause, as that term is defined in the agreement, then, subject to certain conditions, Millennium is obligated to pay him severance payments equal to twelve months' salary. The form of these employment agreements is filed as an exhibit to our Annual Report on Form 10-K with the Securities and Exchange Commission.

Millennium has a Key Employee Change of Control Severance Plan, assumed in our merger with COR Therapeutics, Inc., under which Mr. Kailian and Dr. Homcy would be entitled to certain benefits upon termination of employment for certain specified reasons upon a Change of Control. The plan provides that if we terminate the executive's employment without cause or if the executive voluntary terminates his employment for good reason within twelve months following a Change in Control, we will continue to pay the executive his base salary for eighteen months, pay the pro rata portion of his target bonus for the year in which termination occurs and continue health benefits for twelve months. Change of Control, Involuntary Termination and Cause are defined in the Key Employee Change of Control Severance.

Millennium also has agreements with Mr. Kailian and Dr. Homcy which acknowledge their entitlement of benefits under the Key Employee Change of Control Severance Plan and provide that notwithstanding the provisions of that plan, if the executive's employment terminates for any reason within two years of February 12, 2002, the date of the merger of Millennium and COR, and if the Key Employee Change of Control Severance Plan does not otherwise provide them with benefits for the termination, then (1) Millennium will pay the executive his base salary (as of the date of the merger) for eighteen months and the pro rata portion of his target bonus (as of the date of the merger) for the year in which termination occurs (2) any stock options outstanding as of the date of the COR merger will immediately vest and become exercisable as of the date of the termination and (3) the payment under this agreement combined with payment under any other agreement to be received upon termination of employment will be adjusted if necessary to result in the greater amount of payment possible after taking into consideration the excise tax imposed by Section 4999 of the Internal Revenue Code. The Key Employee Change of Control Severance Plan and these agreements with Mr. Kailian and Dr. Homcy are filed as exhibits to our Annual Report on Form 10-K with the Securities and Exchange Commission.

Mr. Levin, Mr. Kailian, Dr. Homcy, Dr. Tepper and Mr. Douglas hold stock options granted under various Millennium equity compensation plans. These plans provide that an employee's outstanding unvested stock options or awards will immediately vest in full if, during the period one month before through twelve months after the date of a Change of Control, either an employee voluntarily terminates his or her employment with us for Good Reason or we terminate his or her employment involuntarily without Cause. Change of Control, Good Reason and Cause are defined in the plans which are filed as exhibits to our Annual Report on Form 10-K with the Securities and Exchange Commission

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Millennium entered into an arrangement with Paul R. Hamelin, a former Millennium Senior Vice President, Commercial Operations, in May 2002. Under the arrangement, Millennium agreed to pay Mr. Hamelin his base salary and continue his medical and dental insurance for seventeen months after his termination date and pay him a pro-rata share of his target 2002 bonus in the amount of $22,500. Under the terms of the arrangement, Millennium forgave the then outstanding principal amount, and corresponding interest, of a loan of $250,000 bearing an interest rate of 5.87% which Millennium made to Mr. Hamelin in January 2001 for the purchase of a home in the Boston area. Under Mr. Hamelin's employment agreement, Millennium had forgiven one-fourth of the loan on December 1, 2001, the one year anniversary of the date of his employment, and was forgiving one-forty eighth of the remaining amount of the loan monthly after that date as long as he remained a Millennium employee. The largest principal balance of the loan outstanding in 2002 was $187,500.

STOCK PERFORMANCE GRAPH

This graph compares the performance of Millennium common stock with the performance of the Nasdaq Stock Market (U.S. Companies) Index and the Nasdaq Pharmaceuticals Index (assuming reinvestment of dividends). The graph assumes $100 invested at the per share closing price on the Nasdaq National Market in Millennium and each of the indices on December 31, 1997. Measurement points are on the last trading days of the years ended December 31, 1998, December 31, 1999, December 31, 2000, December 31, 2001 and December 31, 2002.

	12/31/97	12/31/98	12/31/99	12/31/00	12/31/01	12/31/02

Millennium Pharmaceuticals, Inc.	100.00	136.18	642.11	1302.63	516.00	167.16
NASDAQ Stock Market (U.S.)	100.00	140.99	261.48	157.42	124.89	86.33
NASDAQ Pharmaceuticals Index	100.00	126.94	239.34	298.55	254.43	164.36

COMPENSATION AND TALENT COMMITTEE REPORT ON EXECUTIVE COMPENSATION

The Compensation and Talent Committee is currently composed of four independent, non-employee directors and operates under a written charter. The Committee's primary functions are to address CEO, executive officer and senior executive talent development, retention, performance and succession planning, and to act on behalf of the Board of Directors with respect to Millennium's general and executive compensation and benefit practices. In particular, the Committee will:

  •
  conduct an annual review of the Chief Executive Officer's performance based on objective and subjective criteria, such as performance of the business, accomplishment of long-term strategic objectives and management development;

  •
  review with the Chief Executive Officer Millennium's organization concepts, the development and potential for promotion of the senior members of Millennium's management and the availability of replacements for these management positions;

  •
  review the qualifications of the executive officers of Millennium and nominate executive officers for election by the full Board of Directors;

  •
  review and approve compensation policy and philosophy for Millennium to ensure that the compensation strategy supports organizational objectives and stockholder interests, and consider appropriate companies for compensation comparative purposes;

  •
  determine the annual salary and other elements of total compensation of the Chief Executive Officer, and annually review the total compensation of all other executive officers;

  •
  administer Millennium's equity incentive plans and the issuance of awards pursuant to those plans, including approving of all equity grants to executive officers, establishing equity grant guidelines and monitoring the availability of shares under those plans; and

  •
  approve and recommend to the full Board of Directors the adoption of, and suggested material changes to: (a) any equity incentive plans; (b) any qualified or non-qualified employee pension, profit-sharing or retirement plans; and (c) any broad-based employee incentive compensation plans; and approve changes to these plans that do not require stockholder approval or do not involve material amounts of money or other consideration.

General Compensation Philosophy

Millennium's compensation philosophy is based on the principles of competitive and fair compensation consistent with performance. The executive compensation program is designed to motivate and reward executive officers by aligning a substantial portion of their compensation with the achievement of priority strategic business goals as well as individual performance objectives.

To ensure that compensation is competitive, the Committee compares Millennium compensation practices and levels annually with those of other leading companies in the biotechnology and pharmaceutical industries with whom Millennium competes for executive talent and that are at a similar stage of development as Millennium. Over the past several years, the Committee has shifted its primary focus for compensation comparison purposes from a group of high value developing biotech companies (such as Alkermes, Human Genome Sciences, ICOS, Imclone Systems, Incyte, Protein Design Labs and Vertex) to a group of product based biotech companies (Amgen, Biogen, Celgene Corp., Cephalon, Chiron, Genentech, Genzyme Corp., Gilead, IDEC and MedImmune). The Committee believes this is appropriate in light of Millennium's growth and development. In addition, the Committee considers compensation levels at pharmaceutical companies (such as Abbott Laboratories, Astrazeneca, Aventis Pharmaceuticals, Bayer Corporation, Bristol-Myers Squibb Pharm Group, Dupont Pharmaceuticals, Eli Lilly and Company, Glaxosmithkline Pharmaceuticals, Hoffman-La Roche Inc., Janssen Pharmaceutica, L.P., Merck &

Company, Novartis Pharmaceuticals, Pfizer and Pharmacia) in determining appropriate total compensation levels.

Our compensation target is to pay employees, including our executive officers, at the 65th percentile of the range of annual compensation paid for comparable positions by these companies. Actual compensation may vary above or below this level depending on Millennium's performance relative to goals, individual employee performance, and the market price for Millennium's publicly traded equity. To ensure fairness, Millennium also strives to achieve equitable pay relationships between individual employees and between different organization levels within Millennium, including the executive officers.

Key Elements of Compensation

The major elements of Millennium's compensation program are base salary, annual bonus and stock options.

        Salary.  Base salary levels are designed to recognize an individual's ongoing contribution, to be commensurate with an individual's experience and organization level and to be competitive with market benchmarks. Increases in annual salaries are based on demonstrated levels of competency in skill, effectiveness, and leadership, and by comparing how an individual has performed essential job requirements against what was envisioned with the job. Salary adjustments also are based on general market competitiveness. The Committee does not use a specific formula based on these criteria, but instead makes an evaluation of each executive officer's contributions in light of all such criteria.

        Success Sharing Bonus Program.  Millennium's executive officers, along with all other employees, are eligible to participate in a success sharing bonus program that is designed to promote the achievement of priority Millennium goals. At the beginning of 2002, Millennium established a set of 13 priority goals for the year, which were then reviewed and approved by the Committee and by the Board. For 2002, the priority goals covered three areas: discovery and product/pipeline development; productivity and organization; and financial and value creation. At the end of the year, the level of funding for the program is based on the Committee's evaluation of Millennium's achievement of these priority goals. For 2002, the success sharing bonus program was funded at 70% of the target level established at the beginning of the year. This funding determination was based primarily on the Committee's assessment of Millennium's achievements related to product and pipeline development, which generally met or exceeded goals, and achievements related to certain financial and value creation goals, which fell below target levels.

Each executive officer has a target bonus opportunity that is set by the Committee each year based on its review of total compensation at the companies in the comparison group identified above. For 2002, target bonus levels for Millennium's executive officers ranged from 30 - 50% of base salary, although actual bonus awards can range from zero to well above the target bonus level.

The actual individual bonuses awarded for 2002 were based on the funding for the year as described above and assessments of each individual's achievement of priority goals for himself or herself and his or her department or group that were also established at the beginning of the year.

        Stock Option Program.  Substantially all employees are eligible to participate in Millennium's stock option program. Our stock option program is designed to directly align the long-term financial interests of Millennium's employees and its stockholders, to assist in the retention of employees by providing a meaningful ownership stake in Millennium and to encourage our employees to think and act like owners of the business. Millennium generally uses a four-year vesting period and a ten-year exercise period for all stock option grants to encourage key employees to continue their employment with us. The exercise price for all stock options granted in 2002 equaled the market value of the underlying shares on the dates of grant. Therefore, ultimately the stock options have value only if the value of the underlying shares increases.

Millennium typically grants stock options to new employees when they start employment and to continuing employees on an annual basis and upon promotions to positions of greater responsibility. Decisions about the size of annual stock option grants that may be made to continuing employees are made in February, and are generally intended to reflect the individual's position with Millennium, the degree to which his or her contributions impacted our results in the past year, and the importance of his or her critical skills for Millennium's future success. However, these grants are currently awarded in two equal installments in February and in September to help mitigate the effect of short-term market price fluctuations. Grants to new employees and to promoted employees are made in three equal increments over a three month period to help mitigate the effect of short-term market price fluctuations.

Executive officers are also eligible to participate in our 1996 Employee Stock Purchase Plan. The Purchase Plan is available to virtually all employees of Millennium and generally permits participants to purchase shares at a discount of approximately 15% from the fair market value at the beginning or end of the applicable purchase period. For more information about the Purchase Plan and a proposed amendment to the Purchase Plan that we have recommended that stockholders approve, please see "Proposal 2 — Approve an Amendment to our 1996 Employee Stock Purchase Plan."

Based on available public data, we believe that 2002 compensation for Millennium's executive officers will be positioned somewhat below the target level of the 65th percentile of the comparison companies, consistent with the Committee's view of Millennium's performance in 2002.

Mr. Levin's 2002 Compensation

Mr. Levin is eligible to participate in the same executive compensation plans available to Millennium's executive officers.

In March 2002, Mr. Levin's salary level was increased to $500,000, approximately 23% higher than his previous salary level, and his target bonus opportunity was increased from 40% to 50% of his salary level. These changes were made, immediately following Millennium's merger with COR Therapeutics, as part of a general review of cash compensation levels at the two companies and to bring Mr. Levin's base salary and bonus target level up to the 65th percentile of competitive cash compensation levels for chief executive officers in the comparative peer group described above.

At the beginning of 2002, Mr. Levin was granted stock options to purchase an aggregate of 300,000 shares of Millennium's common stock based on the Committee's assessment of how his contributions impacted Millennium's results in 2001 (in addition to 75,000 shares that were granted in the last quarter of 2001 and reported in last year's proxy statement) and the importance of his leadership to Millennium's future success. These stock options were granted in equal installments in February, March and April 2002 at exercise prices of $19.49, $22.04 and $18.42 per share respectively.

In October 2002, Mr. Levin was granted stock options to purchase an aggregate of 87,500 shares of Millennium's common stock. This grant was made as a result of the Committee's decision to award stock options, for retention purposes, to substantially all employees for roughly one-half of the target annual stock option grant. The stock options were granted in equal installments in October, November and December 2002 at exercise prices of $7.99, $8.27 and $9.35 per share respectively.

In March 2003, Mr. Levin asked the Committee to forego any success sharing bonus for 2002 because he believed this would be most appropriate in view of the reduced funding of the overall success sharing bonus program for all employees, as described above. The Committee discussed this request and made no award to Mr. Levin for 2002.

The Committee believes that Mr. Levin's 2002 total compensation was competitive, fair, consistent with Millennium's results in 2002, and reflective of Millennium's executive compensation philosophy.

Tax Policy

Section 162(m) of the Internal Revenue Code generally disallows the deductibility of compensation paid to Millennium's Chief Executive Officer and four other most highly compensated officers to the extent it exceeds $1 million per executive. Certain compensation, including qualified performance-based compensation, will not be subject to the deduction limit if certain requirements are met. In general, we structure and administer our stock option plans (for example, our 2000 Stock Incentive Plan, which was approved by our stockholders at the 2000 Annual Meeting) in a manner that is intended to comply with the performance-based exception to Section 162(m). Nevertheless, there can be no assurance that compensation attributable to awards granted under our stock option plans will be treated as qualified performance-based compensation under Section 162(m). In addition, the Committee believes that it is appropriate to retain discretion in determining executive compensation and will reserve the right to exercise this discretion in determining compensation in excess of the limit when such payment is deemed appropriate. The Committee will continue to monitor the requirements of the Internal Revenue Code to determine what actions, if any, should be taken with respect to Section 162(m) relative to Millennium's executive compensation programs.

By the Compensation and Talent Committee A. Grant Heidrich, III, Chairman Ginger L. Graham Norman C. Selby Kenneth E. Weg

AUDIT COMMITTEE REPORT

The Audit Committee's primary function is to assist the Board of Directors in monitoring the integrity of Millennium's financial statements, systems of internal control and the independence and performance of the independent auditor. In 2002, the Board of Directors expanded the Committee's responsibilities to include a review of compliance and risk management practices and strategic tax planning. In 2003, the Board of Directors further expanded the Committee's responsibilities to include hiring the independent auditor, pre-approving any engagements of the independent auditor for non-audit services and review of Millennium's ethics processes.

The Committee is currently composed of four of our non-employee directors. The Board of Directors and the Committee believe that the Committee's current member composition satisfies the rule of the National Association of Securities Dealers, Inc. that governs audit committee composition, including the requirements that:

  •
  all audit committee members are "independent directors" as that term is defined by NASD Rule 4200(a)(14);

  •
  all audit committee members are able to read and understand fundamental financial statements; and

  •
  at least one audit committee member is financially sophisticated.

The Committee has considered Release No. 33-8177 from the Securities and Exchange Commission, and the requirements concerning an "Audit Committee Financial Expert" that will apply to Millennium's 2004 Proxy Statement. The Committee has determined that its Chairman, Norman C. Selby, qualifies as an "Audit Committee Financial Expert" and also that he is independent from Millennium's management under the new SEC standards.

In 2001, Millennium, with the independent auditors, organized a financial education program for Committee members that reviewed Millennium's overall presentation of our fundamental financial statements and the selection and disclosure of critical accounting policies for Millennium's significant transactions. The Committee plans to participate in similar programs on a regular basis.

The Committee operates under a written charter adopted by the Committee that reflects standards contained in the NASD rules. The Audit Committee reviews this charter annually. A complete copy of the current charter is attached to this proxy statement as Appendix A.

We have reviewed and discussed with management and the independent auditors Millennium's audited financial statements as of and for the year ended December 31, 2002.

In general, Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended, issued by the Auditing Standards Board of the American Institute of Certified Public Accountants, requires the independent auditors to provide the Committee with additional information regarding the scope and results of the audit, including:

  •
  the independent auditors' responsibilities under generally accepted auditing standards;

  •
  the independent auditors' judgments about the quality of Millennium's accounting principles;

  •
  the adoption of, or a change in, accounting policies;

  •
  sensitive accounting estimates;

  •
  accounting for significant unusual transactions and for controversial or emerging areas;

  •
  significant audit adjustments;

  •
  unadjusted audit differences considered to be immaterial;

  •
  other information in documents containing audited financial statements;

  •
  total fees for management consulting services and types of services rendered;

  •
  disagreements with management on financial accounting and reporting matters;

  •
  major issues discussed with management prior to retention;

  •
  consultation with other accountants;

  •
  difficulties encountered in performing the audit; and

  •
  material errors, fraud and illegal acts.

We have discussed with the independent auditors the matters required to be discussed by this Statement.

In general, Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, as amended, requires the independent auditors to communicate, at least annually, with the Committee regarding all relationships between the independent auditors and Millennium that, in the professional judgment of the independent auditors, may reasonably be thought to bear on their independence. We have received and reviewed the written disclosures and the letter from the independent auditors required by this Standard, and we have discussed with the independent auditors the independent auditors' independence. When considering the auditors' independence, we considered whether their provision of services to Millennium beyond those rendered in connection with their audit and review of Millennium's consolidated financial statements was compatible with maintaining their independence and discussed with the auditors any relationships that may impact their objectivity and independence. We also reviewed, among other things, the amount of fees paid to the auditors for audit and non-audit services in 2002. Information about the auditors' fees for 2002 is listed below in this proxy statement under "Independent Auditors." Based on these discussions and considerations, we are satisfied as to the auditors' independence.

Based on the reviews and discussions referred to above, we recommended to the Board of Directors that the audited financial statements referred to above be included in Millennium's Annual Report on Form 10-K for the year ended December 31, 2002. We have also selected Ernst & Young LLP as Millennium's independent auditors for the fiscal year ending December 31, 2003.

By the Audit Committee Norman C. Selby, Chairman Eugene Cordes Edward D. Miller, Jr. Kenneth E. Weg

INDEPENDENT AUDITORS

The Audit Committee has selected the firm of Ernst & Young LLP as Millennium's independent auditors for 2003. Ernst & Young LLP has served as our independent auditors since Millennium's inception.

Representatives of Ernst & Young LLP are expected to be present at the meeting and will have the opportunity to make a statement if they desire to do so and will also be available to respond to appropriate questions from stockholders.

Aggregate Fees for 2002 and 2001

This table shows the aggregate fees billed to Millennium for the fiscal years ended December 31, 2002 and December 31, 2001 by Ernst & Young LLP.

	2002	2001
Audit Fees:	$718,305(a)	$558,120(a)
Audit-Related Fees:	130,613(b)	604,360(b)
Tax Fees:	522,679(c)	580,370(c)
All Other Fees:	97,009(d)	126,765(d)

(a)
All of these fees are for the audit of our financial statements for 2002 and 2001, respectively, for quarterly reviews, registration statements and accounting consultations related to the audited financial statements.

(b)
Audit-related fees:

	2002	2001
Employee benefit plan audits	$18,000	$18,000
Support for mergers and acquisitions	28,048	563,537
Other accounting consultations	84,565	22,823
(c)
Tax fees:

	2002	2001
Tax return preparation and review	$166,889	$123,251
Tax consultations	312,943	409,119
Tax support for mergers and acquisitions	42,847	48,000
(d)
All Other Fees:

	2002	2001
Expatriate services	$69,059	$54,715
Employee education	27,950	72,050

Appointment of Independent Auditor and Pre-Approval of Audit and Non-Audit Services

The Audit Committee charter requires approval of all audit services to be performed by our independent auditor. In 2002, our Board of Directors revised the Audit Committee's charter to give the Audit Committee responsibility for hiring the independent auditor and to require pre-approval by the Committee of all non-audit services.

PROPOSAL 2—APPROVE AN AMENDMENT TO OUR 1996 EMPLOYEE STOCK PURCHASE PLAN

The Board of Directors recommends a vote FOR proposal 2.

We are asking stockholders to approve an amendment to our 1996 Employee Stock Purchase Plan to add 3,000,000 additional shares of our common stock to the number of shares we are authorized to issue under the plan. Our Board approved this amendment on December 17, 2002, subject to stockholder approval. The 1996 purchase plan allows our employees to purchase our common stock at a discount from market price twice each year through payroll deductions. The 1996 purchase plan is intended to qualify as an employee stock purchase plan under Section 423 of the Internal Revenue Code of 1986. If the plan is qualified under Section 423, our employees who participate in the plan may enjoy certain tax advantages, as described below. Stockholder approval is required for the plan to be qualified under Section 423. To approve this amendment, stockholders holding a majority of the shares present or represented at the meeting and voting on the matter must vote FOR proposal 2.

Reasons to Amend the 1996 Purchase Plan

The 1996 purchase plan provides an important employee benefit which helps us attract and retain employees and encourage their participation in and commitment to our business and financial success as Millennium stockholders. Currently there are only 304,507 shares remaining of the 2,600,000 shares previously authorized by stockholders for issuance under the 1996 purchase plan. This is an insufficient number of shares to cover the number of shares we anticipate we will need to issue to participating employees at the end of the plan's current offering period. Approval of this increase in shares authorized for issuance under the plan is needed to meet the requirements of the current offering and to allow us to continue to offer to Millennium employees the opportunity to purchase shares of our common stock under the plan. Based on our current stock price and the number of current participants in the 1996 purchase plan, we anticipate that this increase will provide sufficient shares for us to offer purchases under the 1996 purchase plan through 2006. Our Board recommends to Millennium stockholders that they approve the amendment.

Summary of the 1996 Purchase Plan

The description below summarizes the material provisions of the 1996 purchase plan. This summary is qualified in its entirety by reference to the full text of the plan, attached as Appendix B to this proxy statement.

Administration.    The Board's Compensation and Talent Committee administers the 1996 purchase plan and is authorized to make rules for the administration and interpretation of the plan.

Eligibility.    All employees of Millennium and of any Millennium subsidiary designated by the Board or the Committee are eligible to participate in the purchase plan if they are regularly employed by Millennium or the designated subsidiary for more than twenty hours a week and for more than five months in a calendar year and they are employees of Millennium or a designated subsidiary on the first day of the applicable plan offering period. Any employee who, immediately after the grant of an option under the plan, would own 5% or more of the total combined voting power or value of Millennium's or any Millennium subsidiary's stock, is not eligible to participate. As of March 4, 2003, approximately 2,000 employees were eligible to participate in the 1996 purchase plan.

Offerings.    Millennium may make one or more offerings to employees to purchase our common stock under the 1996 purchase plan, as determined by the Board of Directors. Currently, we make two consecutive offerings each year. The first offering begins on May 1 and ends October 31 and the second offering begins on November 1 and ends on April 30.

Number of Shares.    Currently there are 304,507 shares remaining of the 2,600,000 shares authorized by stockholders for issuance under the plan. If we receive requests from employees to purchase more than the number of shares available during any offering, we will allocate the available shares on a pro rata basis to subscribing employees.

Purchase Limitations.    An employee may elect to have any multiple of 1% of the employee's base salary up to a maximum of 10% deducted for the purpose of purchasing stock under the 1996 purchase plan. An employee may not be granted an option which permits his rights to purchase our stock under this plan and any other stock purchase plan of Millennium or its subsidiaries to accrue at a rate which exceeds $25,000 of the fair market value of the stock (determined at the time the option is granted) for each calendar year in which the option is outstanding at any time.

Purchase Price.    A participating employee may purchase the stock at 85% of the last reported sale price of our common stock on either the day the offering begins or ends, whichever is lower.

Amendment and Termination.    The Board may at any time terminate or amend the 1996 purchase plan. However, the Board may not amend the plan without the approval of Millennium stockholders if stockholder approval is required by Section 423 of the Internal Revenue Code or by Rule 16b-3 of the Securities Exchange Act of 1934, as amended. No amendment may be made to the 1996 purchase plan if it would cause the plan to fail to comply with Section 423 of the Code or Section 16 of the Exchange Act.

Merger or Consolidation.    In the event that Millennium merges or consolidates with another company and our capital stockholders immediately prior to such merger or consolidation continue to hold at least 80% of the voting power of the capital stock of the surviving corporation, at the end of the then current plan period each optionholder under the 1996 purchase plan will be entitled to receive securities or property of the surviving entity as if they were a common stockholder at the time of such transaction. In the event that such a merger or consolidation occurs and the holders of our capital stock hold less than 80% of the surviving corporation, our compensation committee may chose to cancel all outstanding options under the 1996 purchase plan and either: a) refund all contributed payments made by the holders or b) provide the holders with the right to exercise such option as of a date no less than ten days prior to such event. If our compensation committee does not chose to cancel the options, after the effective date of such transaction each optionholder shall be entitled to receive securities of the surviving entity as if they were a common stockholders at the time of the transaction.

Plan Benefits.    Directors who are not employees are not eligible to participate in the 1996 purchase plan. This table shows the number of shares of common stock purchased under the 1996 purchase plan since its inception in 1996 by our Chief Executive Officer, each of our four other most highly compensated executive officers and one former executive officer, all current executive officers as a group and all employees as a group other than current executive officers.

Name	Number of shares purchased under the 1996 purchase plan

Mark J. Levin	5,092
Vaughn M. Kailian	—
Robert I. Tepper	18,677
Charles J. Homcy	—
John B. Douglas III	3,129
Kevin P. Starr	—
All current executive officers as a group (6 persons)	29,825
All employees as a group other than current executive officers as a group	2,265,668

The benefits and amounts that may be received in the future by persons eligible to participate in the 1996 purchase plan are not currently determinable.

Federal Income Tax Consequences

This is a summary of the United States federal income tax consequences that generally apply when a U.S. employee purchases shares under the 1996 purchase plan and sells those shares.

Tax Consequences to Participating Employees.    In general, a U.S. employee will not recognize taxable income upon enrolling in the 1996 purchase plan or upon purchasing shares of common stock at the end of an offering.

The tax treatment when the employee sells the shares depends on how long the employee has held the shares, as follows. In this table, the grant date means the first day of the offering period in which the shares were purchased.

Date Sold	Sale Price	Employee will recognize

More than 1 year after the	Higher than the	•	ordinary income equal to:
purchase date and more than 2 years after the grant date	purchase price		• 15% of the fair market value of the stock on the grant date, or, if less,
• the amount the sale price of the shares exceeds the purchase price; and
		•	any additional gain will be long-term capital gain.

More than 1 year after the purchase date and more than 2 years after grant date	Lower than the purchase price	•	long term capital loss equal to the amount that the purchase price exceeds the sale price.

Within 1 year after the purchase date or within 2 years after the grant date	Higher than the purchase price	•	ordinary compensation income equal to the fair market value on the purchase date over the purchase price; and
		•	capital gain equal to the amount the sale price exceeds that fair market value or capital loss equal to the amount that fair market value exceeds sale price.
It will be long-term capital gain or loss if the employee held the stock for more than 1 year and short-term capital gain or loss if held for a shorter period.

Within 1 year after the purchase date or within 2 years after the grant date	Lower than the purchase price	•	ordinary compensation income equal to the fair market value on the purchase date over the purchase price; and
		•	a capital loss equal to the amount that the fair market value on the purchase date exceeds the sale price.
It will be long-term capital loss if the employee held the stock for more than 1 year and short-term capital loss if held for a shorter period.

PROPOSAL 3—APPROVE OUR 2003 EMPLOYEE STOCK PURCHASE PLAN FOR EMPLOYEES OF NON-U.S. SUBSIDIARIES AND AFFILIATED ENTITIES

The Board of Directors recommends a vote FOR proposal 3.

We are asking stockholders to approve a new plan, the 2003 Employee Stock Purchase Plan for Employees of Non-U.S. Subsidiaries and Affiliated Entities, and to reserve 500,000 shares of our common stock for issuance under the plan. Our Board approved this plan on December 17, 2002, subject to stockholder approval. The 2003 purchase plan will allow our employees of non-U.S. subsidiaries to purchase our common stock at a discount from market price twice each year through payroll deductions in the same manner as is available to our U.S. employees under our 1996 Employee Stock Purchase Plan. To approve the 2003 purchase plan, stockholders holding a majority of the shares present or represented at the meeting and voting on the matter must vote FOR proposal 3.

Reasons to Approve the 2003 Purchase Plan

Participation in our 1996 Employee Stock Purchase Plan by certain of our employees of non-U.S. subsidiaries could disqualify that plan under Section 423 of the Internal Revenue Code. However, we want to extend this benefit to our employees of non-U.S. subsidiaries to give them the same opportunity our U.S. employees have under the 1996 purchase plan to purchase our common stock at a discount. The 2003 purchase plan will provide this benefit without potentially disqualifying our 1996 purchase plan. We believe that this benefit will help us attract and retain employees and encourage their participation in and commitment to our business and financial success as Millennium stockholders. Our Board recommends to Millennium stockholders that they approve the 2003 purchase plan.

Summary of the 2003 Purchase Plan

The description below summarizes the material provisions of the 2003 purchase plan. This summary is qualified in its entirety by reference to the full text of the plan, attached as Appendix C to this proxy statement.

Administration.    The Board's Compensation and Talent Committee administers the 2003 purchase plan and is authorized to make rules for the administration and interpretation of the plan.

Eligibility.    All employees of any non-U.S. Millennium subsidiary designated by the Board or the Committee are eligible to participate in the 2003 purchase plan if they are regularly employed by the designated subsidiary for more than twenty hours a week and for more than five months in a calendar year and they are employees of a designated subsidiary on the first day of the applicable plan offering period. Any employee who, immediately after the grant of an option under the plan, would own 5% or more of the total combined voting power or value of Millennium's or any Millennium subsidiary's stock, is not eligible to participate. As of March 4, 2003, approximately 150 employees would be eligible to participate in the 2003 purchase plan.

Offerings.    Millennium may make one or more offerings to employees to purchase our common stock under the 2003 purchase plan, as determined by the Board of Directors. Currently, we plan to make two consecutive offerings each year if the plan is approved by stockholders.

Number of Shares.    We are asking stockholders to approve the authorization of 500,000 shares of our common stock for issuance under the 2003 purchase plan. If we receive requests from employees to purchase more than the number of shares available during any offering under the 2003 purchase plan, we will allocate the available shares on a pro rata basis to subscribing employees.

Purchase Limitations.    An employee may elect to have any multiple of 1% of the employee's base salary up to a maximum of 10% deducted for the purpose of purchasing stock under the purchase plan. An employee may not be granted an option which permits his rights to purchase our stock under this plan and any other stock purchase plan of Millennium or its subsidiaries to accrue at a rate which exceeds $25,000 of the fair market value of the stock (determined at the time the option is granted) for each calendar year in which the option is outstanding at any time.

Purchase Price.    A participating employee may purchase the stock at 85% of the last reported sale price of our common stock on either the day the offering begins or ends, whichever is lower.

Amendment and Termination.    The Board may at any time terminate or amend the 2003 purchase plan. However, the Board may not amend the plan without the approval of Millennium stockholders if stockholder approval is required by Internal Revenue Code Section 423 or by Rule 16b-3 of the Securities Exchange Act of 1934, as amended. No amendment may be made to the purchase plan if it would cause the plan to fail to comply with Section 423 of the Code or Section 16 of the Exchange Act.

Merger or Consolidation.    In the event that Millennium merges or consolidates with another company and our capital stockholders immediately prior to such merger or consolidation continue to hold at least 80% of the voting power of the capital stock of the surviving corporation, at the end of the then current plan period each optionholder under the 2003 purchase plan will be entitled to receive securities or property of the surviving entity as if they were a common stockholder at the time of such transaction. In the event that such a merger or consolidation occurs and the holders of our capital stock hold less than 80% of the surviving corporation, our compensation committee may chose to cancel all outstanding options under the 2003 purchase plan and either: a) refund all contributed payments made by the holders or b) provide the holders with the right to exercise such option as of a date no less than ten days prior to such event. If our compensation committee does not chose to cancel the options, after the effective date of such transaction each optionholder shall be entitled to receive securities of the surviving entity as if they were a common stockholders at the time of the transaction.

Plan Benefits.    None of our current executive officers will participate in the 2003 purchase plan. The benefits and amounts that may be received in the future by persons eligible to participate in the 2003 purchase plan are not currently determinable.

Tax Consequences

Participants in the 2003 purchase plan should consult their own tax advisors regarding United States federal and foreign tax consequences that will arise with respect to their participation in the plan and with respect to the sale of stock acquired under the plan. If the 2003 purchase plan qualifies as an employee stock purchase plan under Internal Revenue Code Section 423, the tax consequences described with respect to participation in the 1996 purchase plan generally will apply to a participant in the 2003 purchase plan who is a U.S. citizen or resident.

EQUITY COMPENSATION PLAN INFORMATION

This table shows information about our common stock that may be issued upon the exercise of options, warrants and rights under all of our equity compensation plans as of December 31, 2002. For additional information about our equity compensation plans, see Note 12 of our consolidated financial statements included in Item 8 of our Annual Report on Form 10-K for the fiscal year ended December 31, 2002. As required by SEC rules, we include in footnote (2) to this table a brief description of the material features of our equity compensation plans that have not been approved by Millennium stockholders.

			Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights

Plan category

	(a)	(b)	(c)
Equity compensation plans approved by security holders (1)	38,115,598	$22.96	13,542,601	(4)(5)
Equity compensation plans not approved by security holders (2)(3)	3,954,008	$14.82	2,912,775
Total	42,069,606	$22.19	16,455,376	(4)

(1)
Includes our:

•
1993 Equity Incentive Plan
•
1996 Equity Incentive Plan
•
1997 Equity Incentive Plan
•
1996 Directors Option Plan
•
2000 Stock Incentive Plan
•
1996 Employee Stock Purchase Plan

  Does not include the additional 3,000,000 shares under the 1996 Employee Stock Purchase Plan that would be available for issuance if proposal 2 is approved at the annual meeting or the 500,000 shares under the 2003 Employee Stock Purchase Plan for Employees of Non-U.S. Subsidiaries and Affiliates that would be available for issuance if proposal 3 is approved at the annual meeting.

(2)
Includes our:

•
COR Therapeutics, Inc. 1991 Equity Incentive Plan which we assumed in our merger with COR Therapeutics, Inc. and which is an ongoing plan. Under this plan, COR issued incentive stock options, satisfying Section 422 of the Internal Revenue Code, or ISOs, to employees and nonqualified stock options, or NQOs, stock bonuses and restricted stock awards to employees, directors and consultants. We may continue to issue NQOs, stock bonuses and restricted stock awards under this plan. Options and restricted stock awards may be granted at not less than the fair market value of our common stock on the date of grant and stock bonuses are issued for no consideration or nominal consideration. Options, restricted stock awards and stock bonuses are exercisable only under the conditions that our Board of Directors establishes, but generally include a requirement for continued employment or service. Options granted under this plan have been made exercisable over a period of between three and five years. Some restricted stock awards granted under this plan by COR were fully vested upon issuance and others contained a lapsing right of repurchase whereby we maintain a right to repurchase a portion of the shares for a period of approximately one year from the date of grant. The plan provides for full vesting of options and restricted stock awards held by employees who terminate their employment due to a constructive termination or are terminated without cause within the period one month before and 24 months after of a change of control. Upon termination of employment, options issued under the plan remain exercisable for a period of three months and we have the right to repurchase any portion of a restricted stock award subject to our right to repurchase for a period of three months. As of December 31, 2002 there were 2,912,775 shares reserved for future issuance under the plan.

  •
  1997 Equity Incentive Plan of Millennium BioTherapeutics, Inc. which we assumed in our merger with Millennium BioTherapeutics, Inc. and under which we subsequently issued options. No additional options may be issued under this plan. Under this plan, ISOs were issued to our employees and NQOs and restricted stock awards were granted to our employees, directors, consultants and advisors. Options and restricted stock awards were granted at not less than the fair market value of our common stock on the date of grant and were made exercisable only under the conditions that our Board of Directors established, but generally included a requirement for continued employment or service. Options granted under this plan are exercisable for a maximum period of ten years. New hire grants are typically exercisable on the first anniversary of the grant date for 25% of the shares granted and an additional 2.083% monthly for three years thereafter and grants to current employees are typically exercisable monthly for 2.083% beginning one month from the date of grant. Restricted stock awards granted under this plan contain a lapsing right of repurchase whereby we maintain a right to repurchase 100% the common stock until the first anniversary of the grant date, 75% of the common stock immediately thereafter and reduced by an additional 2.083% monthly for three years thereafter. This plan was amended in December 2002 to provide for full vesting of options and restricted stock awards for holders who terminate their employment for good reason or are terminated without cause within the period one month before and one year after of a change of control. Upon termination of employment, options issued under the plan remain exercisable for a period of thirty days and we have the right to repurchase any portion of a restricted stock awards subject to our right to repurchase for a period of three months.

  •
  SAYE Plan which we have terminated except as to currently outstanding options for the issuance of a total of 9,607 shares of common stock. Prior to our termination of the SAYE Plan, our employees in the United Kingdom who worked at least 25 hours per week had the opportunity to purchase, through payroll deductions not exceeding £250 per month, shares of our common stock at a 15% discount to market price.

(3)
Does not include outstanding options to purchase 1,787,976 shares of our common stock under certain equity plans assumed through various mergers and acquisitions. At December 31, 2002, these assumed options had a weighted average exercise price of $16.71 per share. No additional options may be issued under these assumed plans.

(4)
In addition to stock options, under our 2000 Stock Incentive Plan we may issue restricted stock or similar awards, limited to no more than 5% of the maximum cumulative number of shares reserved under the Plan. As of December 31, 2002 there were 8,867,986 shares reserved for future issuance under the plan, not including 22,172,674 subject to outstanding options.

(5)
Includes 8,867,986 shares issuable under our 2000 Stock Incentive Plan as of December 31, 2002. On January 1, 2003, the number of shares available for issuance under the 2000 Plan increased by 14,554,711 shares under the plan's provision for an increase in the number of shares of our common stock available for issuance on January 1, 2003 by an amount equal to 5% of the number of shares of our common stock outstanding on the last business day of 2002.

ADDITIONAL INFORMATION

Stockholder Proposals for 2004 Annual Meeting

Proposals to be included in the proxy statement.    Under SEC rules, if a stockholder wants us to include a proposal in our Proxy Statement and form of proxy for presentation at our 2004 Annual Meeting of Stockholders, the proposal must be received by us, attention: Corporate Secretary, at our principal executive offices by November 20, 2003.

Other proposals (not to be included in the proxy statement).    Under our By-laws a stockholder must follow certain procedures to nominate persons for election as directors or to introduce an item of business at an annual meeting of stockholders. Among other requirements, these procedures require any nomination or proposed item of business must be submitted in writing to our Secretary at our principal executive offices. We must receive the notice of your intention to introduce a nomination or proposed item of business at our 2004 annual meeting:

  •
  no later than 60 days before the 2004 annual meeting; and

  •
  no earlier than 90 days before the 2004 annual meeting.

However, if less than 70 days' notice or prior public disclosure of the date of the 2004 annual meeting is given or made, notice by the stockholder must be received no later than the close of business on the 10th day following the date on which the notice of the date of the meeting was mailed or public disclosure was made, whichever occurs first. If a stockholder fails to provide timely notice of a proposal to be presented at the 2004 annual meeting, the proxies designated by the Board of Directors will have discretionary authority to vote on the proposal.

Householding of Meeting Materials

Some banks, brokers and other nominee record holders may be participating in the practice of "householding" proxy statements and annual reports. This means that only one copy of our proxy statement or annual report may have been sent to multiple stockholders in your household. We will promptly provide a separate copy of either document to you if you contact Investor Relations at Millennium Pharmaceuticals, Inc., 75 Sidney Street, Cambridge, Massachusetts 02139, or e-mail Investor Relations at "info@mlnm.com." If you want to receive separate copies of the annual report and proxy statement in the future or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker or other nominee record holders, or you may contact us.

By Order of the Board of Directors

JOHN B. DOUGLAS III, Secretary
March 19, 2003

APPENDIX A

MILLENNIUM PHARMACEUTICALS, INC.

Audit Committee Charter

The Audit Committee is a standing committee of the Board of Directors. Its primary function is to assist the Board in monitoring the integrity of the financial statements of the Company, the Company's systems of internal control, and the independence and performance of the Company's external auditor. The Audit Committee shall discharge its responsibilities, and shall assess the information provided by the Company's management and the independent auditor, in accordance with its business judgment. In exercising its business judgment, the Audit Committee will rely on the information and advice provided by the Company's management and/or its independent auditor.

The Audit Committee will be appointed by the Board of Directors. The Audit Committee will have at least three members, each of whom must:

  •
  meet the independence requirements of NASD (National Association of Securities Dealers) Rule 4200(a)(14), and

  •
  be able to read and understand financial statements (or willing to become able to read and understand financial statements within a reasonable period of time after his or her appointment).

At least one member of the Audit Committee should be an "Audit Committee Financial Expert" as defined in rules promulgated by the Securities and Exchange Commission, which include such member having had past employment experience resulting in:

  •
  the ability to assess the Company's application of GAAP in its financial statements;

  •
  experience with preparing, auditing, analyzing or evaluating financial statements;

  •
  an understanding of internal controls and procedures for financial reporting; and

  •
  an understanding of audit committee functions.

The Audit Committee shall meet at least three times during each calendar year and shall review and reassess the adequacy of this charter at least annually (and recommend any changes to the Board of Directors for approval).

The Audit Committee has the authority to retain special legal, accounting or other consultants to advise the Committee. The Audit Committee may request any officer or employee of the Company or the Company's outside counsel or independent auditor to attend a meeting of the Committee or to meet with any members of, or consultants to, the Committee.

In meeting its responsibilities, the Audit Committee:

1.
Makes recommendations to the Board of Directors regarding the engagement and (where appropriate) replacement of the independent auditor, evaluates together with the Board of Directors the performance of the independent auditor (including the qualifications of the primary partners overseeing the audit at the time when a change in this assignment is proposed), reviews prior to the audit the planning and staffing for the audit and approves the fees to be paid to the independent auditor for the audit, and reviews periodically the scope and fees for additional non-audit services provided by the Company's independent auditor. The independent auditor is selected (and where appropriate replaced) by the Audit Committee and the Board of Directors and is accountable to such groups.

2.
Obtains from the independent auditor written affirmations of its independence and a delineation of all relationships between the Company and the independent auditor as required by Independence Standards Board Standard No. 1 ("Independence Discussions with Audit Committees"), engages in dialogues with the independent auditor about any relationships or non-audit services that may impact objectivity and independence and takes, or recommends that the Board of Directors take, appropriate action to oversee the independence of the independent auditor.

3.
Periodically reviews guidelines for the Company's hiring of employees of the independent auditor who were engaged on the Company's account.

4.
Reviews material financial risks or exposures and assesses steps management has taken and/or should take to monitor and minimize such risks to the Company.

5.
Considers and reviews with the independent auditor the adequacy of the Company's system of internal controls, including computerized information system controls and security, as well as any related significant findings and recommendations of the independent auditor together with management's responses.

6.
Reviews with management and the independent auditor at the completion of the annual audit examinations:

•
the Company's annual financial statements and related footnotes to be included in the Company's Annual Report on Form 10-K (or the annual report to shareholders if distributed prior to the filing of Form 10-K);
•
the independent auditor's audit of the financial statements and its report thereon;
•
the independent auditor's judgment about the quality, not just the acceptability, of accounting principles, the reasonableness of significant judgments, and the clarity of the disclosures in the financial statements;
•
the selection and disclosure of critical accounting principles and practices for the Company's significant transactions;
•
an analysis of the effect of alternative GAAP (generally accepted accounting standards) methods on the Company's financial statements and a description of any transactions as to which management obtained Statement on Accounting Standards No. 50 letters (relating to reports on the application of accounting principles);
•
the likely effect of regulatory and accounting initiatives on the Company's financial statements;
•
all subsidiary audits performed;
•
any difficulties or disagreements with management encountered during the course of the audit, including any restrictions on the independent auditor's scope of activities or access to required information; and
•
other matters related to the conduct of the audit which are to be communicated to the Audit Committee under generally accepted auditing standards.

7.
Reviews with management and the independent auditor the Company's quarterly financial statements prior to the release of quarterly earnings and the Company's quarterly reports on Form 10-Q (including the Company's disclosures under "Management's Discussion and Analysis of Financial Condition and Results of Operations"), and discusses the results of the quarterly review and any other matters required to be communicated to the Audit Committee by the independent auditor under generally accepted accounting principles. The Chair of the Audit Committee may represent the entire Audit Committee for purposes of these reviews and discussions.

8.
Meets, at each regular meeting of the Audit Committee, with members of management (including the Chief Financial Officer, Controller and the most senior person (if any) responsible for the internal audit activities by the Company) and the most senior representatives of the independent auditor, in separate executive sessions, to discuss any matters that the Audit Committee or these individuals believe should be discussed privately with the Audit Committee, including any significant issues or disagreements concerning the Company's accounting practices or financial statements.

9.
Obtains from the independent auditor assurance that no reporting contemplated by Section 10A of the Securities Exchange Act of 1934 (concerning required response by the independent auditor to audit discoveries) is required.

A-2

10.
Obtains reports from management, the Company's chief accounting officer and the independent auditor (if applicable) that the Company's subsidiary/foreign affiliated entities are in conformity with the Company's code of business conduct, including disclosures of insider and affiliated party transactions.

11.
Reviews with management and the independent auditor any correspondence with regulators or government agencies and any employee complaints or published reports which raise material issues regarding the Company's financial statements or accounting policies.

12.
Advises the Board about the Company's policies and procedures regarding compliance with the Company's code of business conduct.

13.
Reviews with the Company's General Counsel legal matters that may have a material impact on the financial statements, the Company's compliance policies and any material reports or inquiries received from regulators or governmental agencies.

14.
Discusses with the independent auditor the matters required to be discussed by Statement on Auditing Standards No. 61 ("Communication with Audit Committees") relating to the conduct of the audit.

15.
Considers whether it will recommend to the Board of Directors that the Company's audited financial statements be included in the Company's annual reports on Form 10-K.

16.
Annually reviews the Company's management expense report guidelines and a summary of expenses incurred.

17.
Monitors and reviews the Company's procedures for the receipt, retention and treatment of complaints regarding accounting, internal accounting controls or auditing matters.

18.
Prepares for inclusion where necessary in a proxy or information statement of the Company relating to an annual meeting of stockholders at which directors are to be elected, the report described in Item 306 of Regulation S-K.

19.
Reviews the Company's risk management practices and assesses steps management has taken and/or should take to monitor and minimize such risks to the Company.

20.
Provides input on the appropriate global tax goals for the Company and considers proposed tax planning strategies for the Company.

The Audit Committee may have such other responsibilities and authority as may be determined from time to time by the Board of Directors.

While the Audit Committee has the responsibilities described in this charter, it is not the duty of the Audit Committee to plan, conduct, oversee or determine the appropriate scope of any audit, to determine that the Company's financial statements are complete, accurate, fairly presented, or in accordance with Generally Accepted Accounting Principles or applicable law, to resolve disagreements, if any, between management and the independent auditor, or to assure compliance with laws and regulations and the Company's code of business conduct.

Revised February 27, 2003

A-3

APPENDIX B

As amended through August 6, 2001 and
adjusted for stock splits in April and October 2000

MILLENNIUM PHARMACEUTICALS, INC.

1996 EMPLOYEE STOCK PURCHASE PLAN

        The purpose of this Plan is to provide eligible employees of Millennium Pharmaceuticals, Inc. (the "Company") and certain of its subsidiaries with opportunities to purchase shares of the Company's Common Stock (the "Common Stock"). Two Million Six Hundred Thousand (2,600,000) shares of Common Stock in the aggregate have been approved for this purpose.

        1.    Administration.    The Plan will be administered by the Company's Board of Directors (the "Board") or by a Committee appointed by the Board (the "Committee"). The Board or the Committee has authority to make rules and regulations for the administration of the Plan and its interpretation and decisions with regard thereto shall be final and conclusive.

        2.    Eligibility.    Participation in the Plan will neither be permitted nor denied contrary to the requirements of Section 423 of the Internal Revenue Code of 1986, as amended (the "Code"), and regulations promulgated thereunder. All employees of the Company, including directors who are employees, and all employees of any subsidiary of the Company (as defined in Section 424(f) of the Code) designated by the Board or the Committee from time to time (a "Designated Subsidiary"), are eligible to participate in any one or more of the offerings of Options (as defined below) to purchase Common Stock under the Plan, provided that:

          (a)  they are regularly employed by the Company or a Designated Subsidiary for more than 20 hours a week and for more than five months in a calendar year; and

          (b)  they are employees of the Company or a Designated Subsidiary on the first day of the applicable Plan Period (as defined below).

        No employee may be granted an option hereunder if such employee, immediately after the option is granted, owns 5% or more of the total combined voting power or value of the stock of the Company or any subsidiary. For purposes of the preceding sentence, the attribution rules of Section 424(d) of the Code shall apply in determining the stock ownership of an employee, and all stock which the employee has a contractual right to purchase shall be treated as stock owned by the employee.

        3.    Offerings.    The Company will make one or more offerings ("Offerings") to employees to purchase Common Stock under this Plan. The Board or the Committee shall determine the commencement dates of each of the Offerings (the "Offering Commencement Dates"). Each Offering Commencement Date will begin a period (a "Plan Period") during which payroll deductions will be made and held for the purchase of Common Stock at the end of the Plan Period. The Board or the Committee shall choose a Plan Period of twelve (12) months or less for each of the Offerings and may, at its discretion, choose a different Plan Period for each Offering.

        4.    Participation.    An employee eligible on the Offering Commencement Date of any Offering may participate in such Offering by completing and forwarding a payroll deduction authorization form to the Controller of the Company at least 14 days prior to the applicable Offering Commencement Date. The form will authorize a regular payroll deduction from the Compensation received by the employee during the Plan Period. Unless an employee files a new form or withdraws from the Plan, his deductions and purchases will continue at the same rate for future Offerings under the Plan as long as the Plan remains in effect. The term "Compensation" means the amount of money reportable on the employee's Federal Income Tax Withholding Statement, excluding overtime, shift premium, incentive or bonus awards, allowances and reimbursements for expenses such as relocation allowances for travel expenses, income or gains on the exercise of Company stock options or stock appreciation rights, and similar items, whether or not shown on the employee's Federal Income Tax Withholding Statement, but including, in the case of salespersons, sales commissions to the extent determined by the Board or the Committee.

        5.    Deductions.

          (a)  The Company will maintain payroll deduction accounts for all participating employees. With respect to any Offering made under this Plan, an employee may authorize a payroll deduction in any dollar amount up to a maximum of 10% of the Compensation he or she receives during the Plan Period or such shorter period during which deductions from payroll are made. Payroll deductions may be at the rate of 1%, 2%, 3%, 4%, 5%, 6%, 7%, 8%, 9% or 10% of Compensation.

          (b)  No employee may be granted an Option which permits his rights to purchase Common Stock under this Plan and any other stock purchase plan of the Company and its subsidiaries, to accrue at a rate which exceeds $25,000 of the fair market value of such Common Stock (determined at the Offering Commencement Date of the Plan Period) for each calendar year in which the Option is outstanding at any time.

        6.    Deduction Changes.    An employee may decrease or discontinue his payroll deduction once during any Plan Period by filing a new payroll deduction authorization form. However, an employee may not increase his payroll deduction during a Plan Period. If an employee elects to discontinue his payroll deductions during a Plan Period, but does not elect to withdraw his funds pursuant to Section 8 hereof, funds deducted prior to his election to discontinue will be applied to the purchase of Common Stock on the Exercise Date (as defined below).

        7.    Interest.    Interest will not be paid on any employee payroll deduction accounts, except to the extent that the Board or its Committee, in its sole discretion, elects to credit such accounts with interest at such per annum rate as it may from time to time determine.

        8.    Withdrawal of Funds.    An employee may on any one occasion during a Plan Period and for any reason withdraw all or part of the balance accumulated in the employee's payroll deduction account. Any such withdrawal must be effected prior to the close of business on the last day of the Plan Period. If the employee withdraws all of such balance, the employee shall thereby withdraw from participation in the Offering and may not begin participation again during the remainder of the Plan Period. Any employee withdrawing all or part of such balance may participate in any subsequent Offering in accordance with terms and conditions established by the Board or the Committee, except that, unless otherwise permitted under Section 16 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules promulgated thereunder, any employee who is also a director and/or officer of the Company within the meaning of Section 16 of the Exchange Act may not (a) withdraw less than all of the balance accumulated in such employee's payroll deduction account or (b) participate again for a period of at least six months as provided in Rule 16b-3(d)(2)(i) or any successor provision under the Exchange Act.

        9.    Purchase of Shares.

          (a)  On the Offering Commencement Date of each Plan Period, the Company will grant to each eligible employee who is then a participant in the Plan an option (an "Option") to purchase on the last business day of such Plan Period (the "Exercise Date"), at the Option Price hereinafter provided for, such number of whole shares of Common Stock of the Company reserved for the purposes of the Plan as does not exceed the number of shares determined by dividing 15% of such employee's annualized Compensation for the immediately prior six-month period by the price determined in accordance with the formula set forth in the following paragraph but using the closing price on the Offering Commencement Date of such Plan Period.

          (b)  The Option Price for each share purchased will be 85% of the closing price of the Common Stock on (i) the first business day of such Plan Period or (ii) the Exercise Date, whichever closing price shall be less. Such closing price shall be (A) the closing price of the Common Stock on any national securities exchange on which the Common Stock is listed, or (B) the closing price of the Common Stock on the Nasdaq National Market ("Nasdaq") or (C) the average of the closing bid and asked prices in the over-the-counter market, whichever is applicable, as published in The Wall Street Journal. If no sales of Common Stock were made on such a day, the price of the Common Stock for purposes of clauses (A) and (B) above shall be the reported price for the next preceding day on which sales were made.

          (c)  Each employee who continues to be a participant in the Plan on the Exercise Date shall be deemed to have exercised his Option at the Option Price on such date and shall be deemed to have purchased from the Company the number of full shares of Common Stock reserved for the purpose of the Plan that his accumulated payroll deductions on such date will pay for pursuant to the formula set forth above (but not in excess of the maximum number determined in the manner set forth above).

          (d)  Any balance remaining in an employee's payroll deduction account at the end of a Plan Period will be automatically refunded to the employee, except that any balance which is less than the purchase price of one share of Common Stock will be carried forward into the employee's payroll deduction account for the following Offering, unless the employee elects not to participate in the following Offering under the Plan, in which case the balance in the employee's account shall be refunded.

        10.    Issuance of Certificates.    Certificates representing shares of Common Stock purchased under the Plan may be issued only in the name of the employee, in the name of the employee and another person of legal age as joint tenants with rights of survivorship, or (in the Company's sole discretion) in the street name of a brokerage firm, bank or other nominee holder designated by the employee.

        11.    Rights on Retirement, Death or Termination of Employment.    In the event of a participating employee's termination of employment prior to the last business day of a Plan Period (whether as a result of the employee's voluntary or involuntary termination, retirement, death or otherwise), no payroll deduction shall be taken from any pay due and owing to the employee and the balance in the employee's payroll deduction account shall be paid to the employee or, in the event of the employee's death, (a) to a beneficiary previously designated in a revocable notice signed by the employee (with any spousal consent required under state law) or (b) in the absence of such a designated beneficiary, to the executor or administrator of the employee's estate or (c) if no such executor or administrator has been appointed to the knowledge of the Company, to such other person(s) as the Company may, in its discretion, designate. If, prior to the last business day of the Plan Period, the Designated Subsidiary by which an employee is employed shall cease to be a subsidiary of the Company, or if the employee is transferred to a subsidiary of the Company that is not a Designated Subsidiary, the employee shall be deemed to have terminated employment for the purposes of this Plan.

        12.    Optionees Not Stockholders.    Neither the granting of an Option to an employee nor the deductions from his pay shall constitute such employee a stockholder of the shares of Common Stock covered by an Option under this Plan until such shares have been purchased by and issued to him.

        13.    Rights Not Transferable.    Rights under this Plan are not transferable by a participating employee other than by will or the laws of descent and distribution, and are exercisable during the employee's lifetime only by the employee.

        14.    Application of Funds.    All funds received or held by the Company under this Plan may be combined with other corporate funds and may be used for any corporate purpose.

        15.    Adjustment in Case of Changes Affecting Common Stock.

In the event of a subdivision of outstanding shares of Common Stock, or the payment of a dividend in Common Stock, the number of shares approved for this Plan, and the share limitation set forth in Section 9, shall be increased proportionately, and such other adjustment shall be made as may be deemed equitable by the Board or the Committee. In the event of any other change affecting the Common Stock, such adjustment shall be made as may be deemed equitable by the Board or the Committee to give proper effect to such event.

        16.    Merger.

          (a)  If the Company shall at any time merge or consolidate with another corporation and the holders of the capital stock of the Company immediately prior to such merger or consolidation continue to hold at least 80% by voting power of the capital stock of the surviving corporation ("Continuity of Control"), the holder of each Option then outstanding will thereafter be entitled to receive at the next Exercise Date upon the exercise of such Option for each share as to which such Option shall be exercised the securities or property which a holder of one share of the Common Stock was entitled to upon and at the time of such merger, and the Board or the Committee shall take such steps in connection with such merger as the Board or the Committee shall deem necessary to assure that the provisions of Section 15 shall thereafter be applicable, as nearly as reasonably may be, in relation to the said securities or property as to which such holder of such Option might thereafter be entitled to receive thereunder.

          (b)  In the event of a merger or consolidation of the Company with or into another corporation which does not involve Continuity of Control, or of a sale of all or substantially all of the assets of the Company while unexercised Options remain outstanding under the Plan, (i) subject to the provisions of clauses (ii) and (iii), after the effective date of such transaction, each holder of an outstanding Option shall be entitled, upon exercise of such Option, to receive in lieu of shares of Common Stock, shares of such stock or other securities as the holders of shares of Common Stock received pursuant to the terms of such transaction; or (ii) all outstanding Options may be cancelled by the Board or the Committee as of a date prior to the effective date of any such transaction and all payroll deductions shall be paid out to the participating employees; or (iii) all outstanding Options may be cancelled by the Board or the Committee as of the effective date of any such transaction, provided that notice of such cancellation shall be given to each holder of an Option, and each holder of an Option shall have the right to exercise such Option in full based on payroll deductions then credited to his account as of a date determined by the Board or the Committee, which date shall not be less than ten (10) days preceding the effective date of such transaction.

        17.    Amendment of the Plan.    The Board may at any time, and from time to time, amend this Plan in any respect, except that (a) if the approval of any such amendment by the stockholders of the Company is required by Section 423 of the Code or by Rule 16b-3 under the Exchange Act, such amendment shall not be effected without such approval, and (b) in no event may any amendment be made which would cause the Plan to fail to comply with Section 16 of the Exchange Act and the rules promulgated thereunder, as in effect from time to time, or Section 423 of the Code.

        18.    Insufficient Shares.    In the event that the total number of shares of Common Stock specified in elections to be purchased under any Offering plus the number of shares purchased under previous Offerings under this Plan exceeds the maximum number of shares issuable under this Plan, the Board or the Committee will allot the shares then available on a pro rata basis.

        19.    Termination of the Plan.    This Plan may be terminated at any time by the Board. Upon termination of this Plan all amounts in the payroll deduction accounts of participating employees shall be promptly refunded.

        20.    Governmental Regulations.

          (a)  The Company's obligation to sell and deliver Common Stock under this Plan is subject to listing on a national stock exchange or quotation on Nasdaq and the approval of all governmental authorities required in connection with the authorization, issuance or sale of such stock.

          (b)  The Plan shall be governed by the laws of the State of Delaware except to the extent that such law is preempted by federal law.

          (c)  The Plan is intended to comply with the provisions of Rule 16b-3 promulgated under the Exchange Act. Any provision inconsistent with such Rule shall to that extent be inoperative and shall not affect the validity of the Plan.

        21.    Issuance of Shares.    Shares may be issued upon exercise of an Option from authorized but unissued Common Stock, from shares held in the treasury of the Company, or from any other proper source.

        22.    Notification upon Sale of Shares.    Each employee agrees, by entering the Plan, to promptly give the Company notice of any disposition of shares purchased under the Plan where such disposition occurs within two years after the date of grant of the Option pursuant to which such shares were purchased.

        23.    Effective Date and Approval of Stockholders.    The Plan shall take effect upon the closing of the Company's initial public offering of Common Stock pursuant to an effective registration statement under the Securities Act of 1933, as amended, subject to approval by the stockholders of the Company as required by Rule 16b-3 under the Exchange Act and by Section 423 of the Code, which approval must occur within twelve months of the adoption of the Plan by the Board.

APPENDIX C

MILLENNIUM PHARMACEUTICALS, INC.

2003 EMPLOYEE STOCK PURCHASE PLAN FOR EMPLOYEES OF NON-U.S. SUBSIDIARIES AND AFFILIATED ENTITIES

        The purpose of this Plan is to provide eligible employees of certain non-U.S. subsidiaries and affiliated entities of Millennium Pharmaceuticals, Inc. (the "Company") with opportunities to purchase shares of the Company's Common Stock (the "Common Stock"). Five hundred thousand (500,000) shares of Common Stock in the aggregate have been approved for this purpose.

        1.    Administration.    The Plan will be administered by the Company's Board of Directors (the "Board") or by a Committee appointed by the Board (the "Committee"). The Board or the Committee has authority to make rules and regulations for the administration of the Plan and its interpretation and decisions with regard thereto shall be final and conclusive.

        2.    Eligibility.    Participation in the Plan will neither be permitted nor denied contrary to the requirements of Section 423 of the Internal Revenue Code of 1986, as amended (the "Code"), and regulations promulgated thereunder except that the definition under Section 423(f) of Subsidiary Corporation shall be modified to include unincorporated entities. All employees of non-U.S. subsidiaries and affiliated entities of the Company, including directors who are employees (as defined in Section 424(f) of the Code as modified above) designated by the Board or the Committee from time to time (a "Designated Subsidiary or Affiliated Entity"), are eligible to participate in any one or more of the offerings of Options (as defined below) to purchase Common Stock under the Plan, provided that:

          (a)  they are regularly employed by a Designated Subsidiary or Affiliated Entity for more than 20 hours a week and for more than five months in a calendar year; and

          (b)  they are employees of a Designated Subsidiary or Affiliated Entity on the first day of the applicable Plan Period (as defined below).

        No employee may be granted an option hereunder if such employee, immediately after the option is granted, owns 5% or more of the total combined voting power or value of the stock of the Company or any subsidiary. For purposes of the preceding sentence, the attribution rules of Section 424(d) of the Code shall apply in determining the stock ownership of an employee, and all stock which the employee has a contractual right to purchase shall be treated as stock owned by the employee.

        The Board or the Committee may establish additional conditions or provisions for the participation of eligible employees in the Plan in order to comply with the tax, securities, and other laws and regulations of the countries in which such employees reside, even if such conditions or provisions increase or decrease the benefits accruing to such employees under the Plan.

        3.    Offerings.    The Company and Designated Subsidiary or Affiliated Entity will make one or more offerings ("Offerings") to eligible employees to purchase Common Stock under this Plan. The Board or the Committee shall determine the commencement dates of each of the Offerings (the "Offering Commencement Dates"). Each Offering Commencement Date will begin a period (a "Plan Period") during which payroll deductions will be made and held for the purchase of Common Stock at the end of the Plan Period. The Board or the Committee shall choose a Plan Period of twelve (12) months or less for each of the Offerings and may, at its discretion, choose a different Plan Period for each Offering.

        4.    Participation.    An employee eligible on the Offering Commencement Date of any Offering may participate in such Offering by completing and forwarding a payroll deduction authorization form to the Controller of the Company or Designated Subsidiary or Affiliated Entity at least 14 days prior to the applicable Offering Commencement Date. The form will authorize a regular payroll deduction from the Compensation received by the employee during the Plan Period. Unless an employee files a new form or withdraws from the Plan, his deductions and purchases will continue at the same rate for future Offerings under the Plan as long as the Plan remains in effect. The term "Compensation" means the amount of money reportable on the employee's Federal Income Tax Withholding Statement or local country equivalent, excluding overtime, shift premium, incentive or bonus awards, allowances and reimbursements for expenses such as relocation allowances for travel expenses, income or gains on the exercise of Company stock options or stock appreciation rights, and similar items, whether or not shown on the employee's Federal Income Tax Withholding Statement or local country equivalent, but including, in the case of salespersons, sales commissions to the extent determined by the Board or the Committee.

        5.    Deductions.

          (a)  The Company or the Designated Subsidiary or Affiliated Entity will maintain payroll deduction accounts for all participating employees. With respect to any Offering made under this Plan, an employee may authorize a payroll deduction in any dollar amount up to a maximum of 10% of the Compensation he or she receives during the Plan Period or such shorter period during which deductions from payroll are made. Payroll deductions may be at the rate of 1%, 2%, 3%, 4%, 5%, 6%, 7%, 8%, 9% or 10% of Compensation.

          (b)  No employee may be granted an Option which permits his rights to purchase Common Stock under this Plan and any other stock purchase plan of the Company and its subsidiaries, to accrue at a rate which exceeds $25,000 of the fair market value of such Common Stock (determined at the Offering Commencement Date of the Plan Period) for each calendar year in which the Option is outstanding at any time.

        6.    Deduction Changes.    An employee may decrease or discontinue his payroll deduction once during any Plan Period by filing a new payroll deduction authorization form. However, an employee may not increase his payroll deduction during a Plan Period. If an employee elects to discontinue his payroll deductions during a Plan Period, but does not elect to withdraw his funds pursuant to Section 8 hereof, funds deducted prior to his election to discontinue will be applied to the purchase of Common Stock on the Exercise Date (as defined below).

        7.    Interest.    Interest will not be paid on any employee payroll deduction accounts, except to the extent that the Board or its Committee, in its sole discretion, elects to credit such accounts with interest at such per annum rate as it may from time to time determine.

        8.    Withdrawal of Funds.    An employee may on any one occasion during a Plan Period and for any reason withdraw all or part of the balance accumulated in the employee's payroll deduction account. Any such withdrawal must be effected prior to the close of business on the last day of the Plan Period. If the employee withdraws all of such balance, the employee shall thereby withdraw from participation in the Offering and may not begin participation again during the remainder of the Plan Period. Any employee withdrawing all or part of such balance may participate in any subsequent Offering in accordance with terms and conditions established by the Board or the Committee, except that, unless otherwise permitted under Section 16 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules promulgated thereunder, any employee who is also a director and/or officer of the Company within the meaning of Section 16 of the Exchange Act may not (a) withdraw less than all of the balance accumulated in such employee's payroll deduction account or (b) participate again for a period of at least six months as provided in Rule 16b-3(d)(2)(i) or any successor provision under the Exchange Act.

        9.    Currency.

          (a)  Payroll deductions for participants in any Offering will be made in the applicable local currency and will be converted into United States dollars at the prevailing rate of exchange in effect on the last day of each Offering.

          (b)  Any funds returned to a participant pursuant to Section 8, 10(d) or 20 will be paid in the currency in which such participant then receives Compensation from a Designated Subsidiary or Affiliated Entity.

          (c)  The Board or Committee may make such additional or different provisions for the exchange of currency as may be necessary to allow for the effective administration of the Plan.

        10.    Purchase of Shares.

          (a)  On the Offering Commencement Date of each Plan Period, the Company and the Designated Subsidiary or Affiliated Entity will grant to each eligible employee who is then a participant in the Plan an option (an "Option") to purchase on the last business day of such Plan Period (the "Exercise Date"), at the Option Price hereinafter provided for, such number of whole shares of Common Stock of the Company reserved for the purposes of the Plan as does not exceed the number of shares determined by dividing 15% of such employee's annualized Compensation for the immediately prior six-month period by the price determined in accordance with the formula set forth in the following paragraph but using the closing price on the Offering Commencement Date of such Plan Period.

          (b)  The Option Price for each share purchased will be 85% of the closing price of the Common Stock on (i) the first business day of such Plan Period or (ii) the Exercise Date, whichever closing price shall be less. Such closing price shall be (A) the closing price of the Common Stock on any national securities exchange on which the Common Stock is listed, or (B) the closing price of the Common Stock on the Nasdaq National Market ("Nasdaq") or (C) the average of the closing bid and asked prices in the over-the-counter market, whichever is applicable, as published in The Wall Street Journal. If no sales of Common Stock were made on such a day, the price of the Common Stock for purposes of clauses (A) and (B) above shall be the reported price for the next preceding day on which sales were made.

          (c)  Each employee who continues to be a participant in the Plan on the Exercise Date shall be deemed to have exercised his Option at the Option Price on such date and shall be deemed to have purchased from the Company the number of full shares of Common Stock reserved for the purpose of the Plan that his accumulated payroll deductions on such date will pay for pursuant to the formula set forth above (but not in excess of the maximum number determined in the manner set forth above).

          (d)  Any balance remaining in an employee's payroll deduction account at the end of a Plan Period will be automatically refunded to the employee, except that any balance which is less than the purchase price of one share of Common Stock will be carried forward into the employee's payroll deduction account for the following Offering, unless the employee elects not to participate in the following Offering under the Plan, in which case the balance in the employee's account shall be refunded.

        11.    Issuance of Certificates.    Certificates representing shares of Common Stock purchased under the Plan may be issued only in the name of the employee, in the name of the employee and another person of legal age as joint tenants with rights of survivorship, or (in the Company's sole discretion) in the street name of a brokerage firm, bank or other nominee holder designated by the employee.

        12.    Rights on Retirement, Death or Termination of Employment.    In the event of a participating employee's termination of employment prior to the last business day of a Plan Period (whether as a result of the employee's voluntary or involuntary termination, retirement, death or otherwise), no payroll deduction shall be taken from any pay due and owing to the employee and the balance in the employee's payroll deduction account shall be paid to the employee or, in the event of the employee's death, (a) to a beneficiary previously designated in a revocable notice signed by the employee (with any spousal consent required under state law) or (b) in the absence of such a designated beneficiary, to the executor or administrator of the employee's estate or (c) if no such executor or administrator has been appointed to the knowledge of the Company, to such other person(s) as the Company may, in its discretion, designate. If, prior to the last business day of the Plan Period, the Designated Subsidiary or Affiliated Entity by which an employee is employed shall cease to be a subsidiary or affiliated entity of the Company, or if the employee is transferred to a subsidiary or affiliated entity of the Company that is not a Designated

Subsidiary or Affiliated Entity, the employee shall be deemed to have terminated employment for the purposes of this Plan.

        13.    Optionees Not Stockholders.    Neither the granting of an Option to an employee nor the deductions from his pay shall constitute such employee a stockholder of the shares of Common Stock covered by an Option under this Plan until such shares have been purchased by and issued to him.

        14.    Rights Not Transferable.    Rights under this Plan are not transferable by a participating employee other than by will or the laws of descent and distribution, and are exercisable during the employee's lifetime only by the employee.

        15.    Application of Funds.    All funds received or held by the Company and Designated Subsidiary or Affiliated Entity under this Plan may be combined with other corporate funds and may be used for any corporate purpose.

        16.    Adjustment in Case of Changes Affecting Common Stock.    In the event of a subdivision of outstanding shares of Common Stock, or the payment of a dividend in Common Stock, the number of shares approved for this Plan, and the share limitation set forth in Section 10, shall be increased proportionately, and such other adjustment shall be made as may be deemed equitable by the Board or the Committee. In the event of any other change affecting the Common Stock, such adjustment shall be made as may be deemed equitable by the Board or the Committee to give proper effect to such event.

        17.    Merger.

          (a)  If the Company shall at any time merge or consolidate with another corporation and the holders of the capital stock of the Company immediately prior to such merger or consolidation continue to hold at least 80% by voting power of the capital stock of the surviving corporation ("Continuity of Control"), the holder of each Option then outstanding will thereafter be entitled to receive at the next Exercise Date upon the exercise of such Option for each share as to which such Option shall be exercised the securities or property which a holder of one share of the Common Stock was entitled to upon and at the time of such merger, and the Board or the Committee shall take such steps in connection with such merger as the Board or the Committee shall deem necessary to assure that the provisions of Section 16 shall thereafter be applicable, as nearly as reasonably may be, in relation to the said securities or property as to which such holder of such Option might thereafter be entitled to receive thereunder.

          (b)  In the event of a merger or consolidation of the Company with or into another corporation which does not involve Continuity of Control, or of a sale of all or substantially all of the assets of the Company while unexercised Options remain outstanding under the Plan, (i) subject to the provisions of clauses (ii) and (iii), after the effective date of such transaction, each holder of an outstanding Option shall be entitled, upon exercise of such Option, to receive in lieu of shares of Common Stock, shares of such stock or other securities as the holders of shares of Common Stock received pursuant to the terms of such transaction; or (ii) all outstanding Options may be cancelled by the Board or the Committee as of a date prior to the effective date of any such transaction and all payroll deductions shall be paid out to the participating employees; or (iii) all outstanding Options may be cancelled by the Board or the Committee as of the effective date of any such transaction, provided that notice of such cancellation shall be given to each holder of an Option, and each holder of an Option shall have the right to exercise such Option in full based on payroll deductions then credited to his account as of a date determined by the Board or the Committee, which date shall not be less than ten (10) days preceding the effective date of such transaction.

        18.    Amendment of the Plan.    The Board may at any time, and from time to time, amend this Plan in any respect, except that (a) if the approval of any such amendment by the stockholders of the Company is required by Section 423 of the Code or by Rule 16b-3 under the Exchange Act, such amendment shall not be effected without such approval, and (b) in no event may any amendment be made which would cause the Plan to fail to comply with Section 16 of the Exchange Act and the rules promulgated thereunder, as in effect from time to time, or Section 423 of the Code except as Section 423(f) is modified above in Article 2 of this Plan.

        19.    Insufficient Shares.    In the event that the total number of shares of Common Stock specified in elections to be purchased under any Offering plus the number of shares purchased under previous Offerings under this Plan exceeds the maximum number of shares issuable under this Plan, the Board or the Committee will allot the shares then available on a pro rata basis.

        20.    Termination of the Plan.    This Plan may be terminated at any time by the Board. Upon termination of this Plan all amounts in the payroll deduction accounts of participating employees shall be promptly refunded.

        21.    Governmental Regulations.

          (a)  The Company's obligation to sell and deliver Common Stock under this Plan is subject to listing on a national stock exchange or quotation on Nasdaq and the approval of all governmental authorities required in connection with the authorization, issuance or sale of such stock.

          (b)  The Plan shall be governed by the laws of the State of Delaware except to the extent that such law is preempted by federal law.

          (c)  The Plan is intended to comply with the provisions of Rule 16b-3 promulgated under the Exchange Act. Any provision inconsistent with such Rule shall to that extent be inoperative and shall not affect the validity of the Plan.

        22.    Issuance of Shares.    Shares may be issued upon exercise of an Option from authorized but unissued Common Stock, from shares held in the treasury of the Company, or from any other proper source.

        23.    Notification upon Sale of Shares.    Each employee agrees, by entering the Plan, to promptly give the Company notice of any disposition of shares purchased under the Plan where such disposition occurs within two years after the date of grant of the Option pursuant to which such shares were purchased.

        24.    Effective Date and Approval of Stockholders.    The Plan shall take effect upon the approval by the stockholders of the Company as required by Rule 16b-3 under the Exchange Act and by Section 423 of the Code, which approval must occur within twelve months of the adoption of the Plan by the Board.

MILLENNIUM PHARMACEUTICALS, INC.

Dear Stockholder:

There are issues related to the management and operation of Millennium that require your immediate attention and approval. These are discussed in detail in the accompanying proxy statement.

Your vote counts, and you are strongly encouraged to exercise your right to vote your shares.

If you would like to vote over the Internet or by telephone, follow the instructions for voting on the reverse side of this card. To vote by mail, please mark the box on the proxy card to indicate how your shares will be voted. Then sign the card, detach it and return it in the enclosed postage paid envelope.

Your vote must be received prior to the Annual Meeting of Stockholders to be held on April 30, 2003.

Thank you for your prompt consideration of these matters.

Sincerely,

Millennium Pharmaceuticals, Inc.

DETACH HERE

MILLENNIUM PHARMACEUTICALS, INC.

PROXY SOLICITED BY THE BOARD OF DIRECTORS

Annual Meeting of Stockholders—April 30, 2003

Those signing on the reverse side, revoking any prior proxies, hereby appoint(s) Mark J. Levin, Vaughn M. Kailian, Kenneth M. Bate and John B. Douglas III or each or any of them with full power of substitution, as proxies for those signing on the reverse side to act and vote at the 2003 Annual Meeting of Stockholders of Millennium Pharmaceuticals, Inc. to be held at 10:00 a.m. EDT at the Hotel@MIT, 20 Sidney Street, Cambridge, Massachusetts 02139 and at any postponements or adjournments thereof as indicated upon all matters referred to on the reverse side and described in the proxy statement for the meeting and, in their discretion, upon any other matters which may properly come before the meeting.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED STOCKHOLDER(S). IF NO OTHER INDICATION IS MADE, THE PROXIES SHALL VOTE "FOR" THE DIRECTOR NOMINEES, "FOR" PROPOSAL 2 AND "FOR" PROPOSAL 3.

PLEASE VOTE, DATE AND SIGN ON REVERSE SIDE AND RETURN PROMPTLY IN THE
ENCLOSED ENVELOPE

Please sign this proxy exactly as your name(s) appear(s). Each owner should sign. Trustees and other fiduciaries should indicate the capacity in which they sign. If a corporation or partnership, an authorized officer should sign and indicate his or her title.

HAS YOUR ADDRESS CHANGED?

MILLENNIUM PHARMACEUTICALS, INC.
C/O EQUISERVE TRUST COMPANY, N.A.
P.O. BOX 8694
EDISON, NJ 08818-8694

Voter Control Number

Your vote is important. Please vote immediately.

Vote-by-Internet [graphic omitted]			Vote-by Telephone [graphic omitted]
1.	Log on to the Internet and go to http://www.eproxyvote.com/mlnm		1.	Call toll-free 1-877-PRX-VOTE (1-877-779-8683)
		OR
2.	Enter your Voter Control Number listed above and follow the easy steps outlined on the secured website.		2.	Enter your Voter Control Number listed above and follow the easy recorded instructions.

If you vote over the Internet or by telephone, please do not mail your card.

DETACH HERE IF YOU ARE RETURNING YOUR PROXY CARD BY MAIL

☒
Please mark votes
as in this example

A VOTE FOR THE DIRECTOR NOMINEES AND FOR PROPOSALS 2 AND 3 IS RECOMMENDED BY THE BOARD OF DIRECTORS.	MILLENNIUM PHARMACEUTICALS, INC.

				FOR	AGAINST	ABSTAIN
1.	Election of Class I Directors. Nominees: (01) Ginger L. Graham (02) Vaughn M. Kailian (03) Edward D. Miller, Jr., M.D. (04) Norman C. Selby For All Nominees ☐ Withhold From All Nominees ☐	2.	Approve an amendment to our 1996 Employee Stock Purchase Plan that reserves an additional 3,000,000 shares of Millennium common stock for issuance under the plan to employees.	☐	☐	☐
	For All Except ☐			FOR	AGAINST	ABSTAIN
	For all nominees except as noted above	3.	Approve our 2003 Employee Stock Purchase Plan for Employees of Non-U.S. Subsidiaries and Affiliated Entities.	☐	☐	☐
		Mark box at right if you have noted an address change on the reverse side of this card.			☐
		Please be sure to sign and date this Proxy.
Signature:	Date:	Signature:	Date: